SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934, as Amended

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The Ultimate Software Group, Inc.
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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2012
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2012:
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION OF PROXIES
VOTING RIGHTS AND PROCEDURES
PROPOSAL I--ELECTION OF DIRECTORS
PROPOSAL II--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL III--ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL IV—APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN AS PROPOSED TO BE AMENDED PROPOSAL V –STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING IN DIRECTOR ELECTIONS
CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
2011 DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
KPMG LLP FEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS
EXHIBIT A

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

April 5, 2012

Dear Stockholder:

          You are cordially invited to attend the 2012 Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (“Ultimate,” “we,” “us” or “our”), which will be held on Friday, May 18, 2012, at 10:00 a.m. (EDT), at Ultimate’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 (the “Annual Meeting”).

          The principal business of the meeting will be (i) to elect three directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) to ratify the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2012; (iii) to approve by non-binding advisory vote the compensation paid to Ultimate’s named executive officers; (iv) to approve the Amended and Restated 2005 Equity and Incentive Plan, as proposed to be amended; (v) to consider a stockholder proposal regarding majority voting in director elections; and (vi) to transact such other business as may properly come before the meeting or any postponement or adjournment thereof. During the Annual Meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2012.

          In accordance with the Securities and Exchange Commission (“SEC”) rule (“Notice and Access Rule”) that allows companies to furnish their proxy materials (including the form of proxy, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012) over the Internet, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 5, 2012 to our stockholders of record as of March 22, 2012. We also provided access to our proxy materials over the Internet beginning on that date. As a result of the Notice and Access Rule, all stockholders receiving the Notice have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice. In addition, the Notice contains instructions on how stockholders may request to receive proxy materials electronically by e-mail.

          Whether you plan to attend the Annual Meeting or not, to have your vote recorded, you should vote over the Internet or by telephone, or, if you requested paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

          We thank you for your continued interest in Ultimate.

Sincerely yours,

Scott Scherr
Chairman, President and Chief Executive Officer

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2012

TO THE STOCKHOLDERS OF THE ULTIMATE SOFTWARE GROUP, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (“Ultimate,” “we,” “us” or “our”) will be held on Friday, May 18, 2012, at 10:00 a.m. (EDT), at Ultimate’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 for the following purposes:

1.	To elect three directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To approve by non-binding advisory vote the compensation paid to Ultimate’s named executive officers;

4.	To approve the Amended and Restated 2005 Equity and Incentive Plan, as proposed to be amended;

5.	To consider a stockholder proposal regarding majority voting in director elections; and

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

          Stockholders of record of the voting stock of Ultimate at the close of business on March 22, 2012 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

By Order of the Board of Directors:

Vivian Maza
Secretary

Weston, Florida
April 5, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2012:

          This proxy statement, the form of proxy and Ultimate’s Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Annual Report”) are being mailed to stockholders who have requested hard copies on or after April 5, 2012.

          Registered stockholders may view and print Ultimate’s proxy statement and the 2011 Annual Report at www.envisionreports.com/ULTI.

          Beneficial stockholders may view and print Ultimate’s proxy statement and the 2011 Annual Report at www.proxyvote.com.

          All stockholders may view and print Ultimate’s proxy statement and the 2011 Annual Report, which are located on the “Investors” link of Ultimate’s website at http://ultimatesoftware.com/investors.asp.

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2012

          This proxy statement (this “Proxy Statement”) is being furnished to holders of The Ultimate Software Group, Inc. (“Ultimate,” “we,” “us,” or “our”) common stock, par value $0.01 per share (the “Common Stock”). Proxies are being solicited on behalf of the Board of Directors of Ultimate (the “Board”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 18, 2012, at 10:00 a.m. (EDT), at Ultimate’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 and at any postponement or adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

          Ultimate is using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials (including the form of proxy, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012 (the “2011 Annual Report”), collectively, the “Proxy Materials”) on or about April 5, 2012. We also provided access to our Proxy Materials over the Internet beginning on that date. The Notice contained instructions on how to access this Proxy Statement and the 2011 Annual Report and how to vote online or by toll-free number. Subsequent to receiving the Notice, all stockholders have the ability to access the Proxy Materials over the Internet and request to receive a paper copy of the Proxy Materials by mail. Instructions on how to access the Proxy Materials over the Internet or to request a paper copy may be found on the Notice. In addition, the Notice contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail.

          Registered stockholders may view and print this Proxy Statement and the 2011 Annual Report at www.Envisionreports.com/ULTI.

          Beneficial stockholders may view and print this Proxy Statement and the 2011 Annual Report at www.proxyvote.com.

          All stockholders may view and print this Proxy Statement and the 2011 Annual Report, which are located on the “Investors” link of Ultimate’s website at http://ultimatesoftware.com/investors.asp.

          Proxies are being solicited from holders of Ultimate’s Common Stock. If a proxy is properly executed and returned, the shares represented by it will be voted and, where specification is made by the stockholder as provided in such proxy, will be voted in accordance with such specification. Unless a stockholder specifies otherwise, all shares represented by valid proxies will be voted (i) FOR the election of the persons named in this Proxy Statement as nominees of Ultimate under the heading “Election of Directors;” (ii) FOR the ratification of the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2012; (iii) FOR approval, by non-binding advisory vote, of the compensation paid to Ultimate’s named executive officers; (iv) FOR approval of the Amended and Restated 2005 Equity and Incentive Plan, as proposed to be amended; (v) AGAINST the stockholder proposal regarding majority voting in director elections; and (vi) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

SOLICITATION OF PROXIES

          Ultimate is paying all of the costs of soliciting proxies, including preparation costs, assembly, posting on the Internet, printing and mailing of the Proxy Materials, the Notice and any additional information furnished to stockholders. Proxies are being solicited by Ultimate primarily by mail and the Internet, but in addition, the solicitation by these means may be followed by solicitation in person, or by telephone, e-mail or facsimile, by directors, officers and other employees of Ultimate without additional compensation. Brokers, dealers, banks, voting trusts, custodians and other institutions, and their nominees, who are holders of shares of Ultimate’s Common Stock on the Record Date, referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of Common Stock and to obtain authorization for the execution of proxies. Ultimate will, upon request, reimburse such institutions for their reasonable expenses in forwarding the Proxy Materials to their beneficial owners.

VOTING RIGHTS AND PROCEDURES

          Only stockholders of record of the Common Stock of Ultimate at the close of business on March 22, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of that date, a total of 27,591,087 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

          A majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of or against such matter.

          Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast is required for the election of directors. If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. In the election of directors, abstentions will have no effect on the outcome of the vote.

          The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2012, the proposal for advisory approval of executive compensation and the approval of the stockholder proposal. Abstentions will not be counted either for or against the proposal for the ratification of the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for 2012, the proposal for advisory approval of executive compensation or the stockholder proposal.

          The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required for the approval of the Amended and Restated 2005 Equity and Incentive Plan, as proposed to be amended. Abstentions will have the effect of votes “against” the approval of the Company’s Amended and Restated 2005 Equity and Incentive Plan, as proposed to be amended. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of or against such matter.

          A stockholder may revoke a proxy at any time prior to its exercise by giving to the Secretary of Ultimate a written notice of revocation of the proxy’s authority prior to the voting thereof or by submitting a later dated proxy by telephone, on the Internet or by mail, or by voting in person at the Annual Meeting.

PROPOSAL I—ELECTION OF DIRECTORS

          The Board of Ultimate is currently composed of seven members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. Rick A. Wilber, Marc D. Scherr and James A. FitzPatrick, Jr. serve in the class whose term expires at the Annual Meeting.

          The Board has nominated Messrs. Rick A. Wilber, Marc D. Scherr and James A. FitzPatrick, Jr. for election to the Board at the Annual Meeting for a term of three years, expiring at the 2015 Annual Meeting, and each has indicated a willingness to serve. Messrs. Scott Scherr and Alois T. Leiter serve in the class whose term expires at the Annual Meeting of Stockholders in 2013. Messrs. LeRoy A. Vander Putten and Robert A. Yanover serve in the class whose term expires at the Annual Meeting of Stockholders in 2014.

          The affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect the nominees as directors. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Messrs. Rick A. Wilber, Marc D. Scherr and James A. FitzPatrick, Jr., unless authority is withheld by the stockholder in the proxy or unless a broker returns a non-vote proxy. In the event that any of Messrs. Rick A. Wilber, Marc D. Scherr or James A. FitzPatrick, Jr. becomes unavailable for election at the Annual Meeting, the persons named as proxies in this Proxy Statement may vote for a substitute nominee in their discretion as recommended by the Board.

          The following table sets forth certain information concerning the nominees, based on data furnished by them. Information regarding incumbent directors whose terms are not expiring is included in the section labeled “Directors and Executive Officers” below.

Name of Nominee	Age	Principal Occupation	Director Since
Marc D. Scherr	54	Vice Chairman and Chief Operating	April 1996
		Officer, The Ultimate Software Group,
		Inc.
James A. FitzPatrick, Jr.	62	Partner, Dewey & LeBoeuf LLP	July 2000
Rick A. Wilber	65	Director, Member of the Audit	October 2002
		Committee and Member of the
		Compensation Committee of the Board

          Marc D. Scherr has been a director of Ultimate since its inception in April 1996 and has served as Vice Chairman since July 1998 and as Chief Operating Officer since October 2003. Mr. Scherr is also a member of the Executive Committee of the Board. Mr. Scherr became an executive officer of Ultimate effective March 1, 2000. Mr. Scherr served as a director of Gerschel & Co., Inc., a private investment firm from January 1992 until March 2000. In December 1995, Mr. Scherr co-founded Residential Company of America, Ltd. (“RCA”), a real estate firm, and served as President of its general partner until March 2000. Mr. Scherr also served as Vice President of RCA’s general partner from its inception in August 1993 until December 1995. From 1990 to 1992, Mr. Scherr was a real estate pension fund advisor at Aldrich, Eastman & Waltch. Previously, he was a partner in the Boston law firm of Fine & Ambrogne. Mr. Scherr is the brother of Scott Scherr, Chairman of the Board, President and Chief Executive Officer of Ultimate. Mr. Scherr’s long tenure in our executive and Board leadership supports institutional continuity and industry knowledge accumulated through all phases of economic cycles and through Ultimate’s expansion over that period. With his experience as a practicing lawyer and businessman, as well as his longstanding position as a senior executive of Ultimate, Mr. Scherr brings to Ultimate’s Board invaluable insight in developing corporate strategy, strategic relationships, ethical practices, quality staff and product differentiation.

          James A. FitzPatrick, Jr. has served as a director of Ultimate since July 2000. Mr. FitzPatrick is a partner in the law firm Dewey & LeBoeuf LLP (formed in October 2007 by merger of Dewey Ballantine LLP and LeBoeuf, Lamb, Greene & MacRae LLP), which provides legal services to Ultimate. Before joining Dewey Ballantine LLP as a partner in February 1989, Mr. FitzPatrick was a partner in the law firm LeBoeuf, Lamb, Leiby & MacRae. Mr. FitzPatrick brings to the Board his longstanding experience as a practicing attorney, including experience with corporate governance, contractual matters, private and public capital raising, purchase and sale of assets and mergers and acquisitions. Mr. FitzPatrick’s knowledge of corporate and securities laws and corporate governance facilitates the Board’s oversight responsibilities concerning such areas.

          Rick A. Wilber has served as a director of Ultimate since October 2002 and is a member of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Wilber formerly served on Ultimate’s Board from October 1997 through May 2000. Since 1995, Mr. Wilber has been the President of Lynn’s Hallmark Cards. Mr. Wilber has served as a director of Vanguard Energy Corporation, an oil and gas company, since June 2010. Mr. Wilber has served as a director of Synergy Resource Corporation, an oil and gas exploration company, since October 2008. Mr. Wilber was a co-founder of Champs Sports Shops and served as its President from 1974 to 1984. He served on the Board of Royce Laboratories, a pharmaceutical concern, from 1990 until April 1997, when Royce was sold to Watson Pharmaceuticals, Inc., a pharmaceutical concern. Mr. Wilber brings to the Board his considerable business and entrepreneurial acumen and business management experience, his understanding of business opportunities and strategies and his experience with the motivation of employees.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. RICK A. WILBER, MARC D. SCHERR AND JAMES A. FITZPATRICK, JR. AS DIRECTORS OF ULTIMATE TO HOLD OFFICE UNTIL THE 2015 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

PROPOSAL II— RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

          The audit committee of the Board (the “Audit Committee”) has appointed KPMG LLP as the independent registered public accounting firm for Ultimate for the fiscal year ending December 31, 2012. KPMG LLP has served as the independent registered public accounting firm for Ultimate since 2002. A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. The representative will also be available to respond to appropriate questions from stockholders.

          Stockholder ratification of the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm is not required by Ultimate’s By-Laws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required for the ratification of the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Abstentions will not be counted either for or against the proposal for the ratification of the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for 2012. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Ultimate and its stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS ULTIMATE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL III — ADVISORY VOTE ON NAMED
EXECUTIVE OFFICER COMPENSATION

          Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the SEC rules promulgated thereunder, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. A proposal will be presented at the Annual Meeting in the form of the following resolution:

“RESOLVED, that the stockholders of Ultimate hereby approve the compensation paid to Ultimate’s named executive officers, as disclosed in the proxy statement for Ultimate’s 2012 Annual Meeting of Stockholders pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

          The Board believes that our compensation program is consistent with the goals and objectives set forth under “Compensation Discussion and Analysis” in this Proxy Statement, attracting and retaining key executives who are committed to Ultimate's core values of excellence, integrity and teamwork, while motivating the named executive officers to achieve Ultimate's strategic goals and aligning their interests with those of our stockholders. The Board urges you to review carefully the information under “Compensation Discussion and Analysis” in this Proxy Statement and to vote, on an advisory basis, to approve the compensation of Ultimate’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K.

          While the vote on named executive officer compensation is advisory and non-binding, the Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD RECOMMENDS AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL IV — APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY AND
INCENTIVE PLAN AS PROPOSED TO BE AMENDED

          The Company’s Amended and Restated 2005 Equity and Incentive Plan (the “Plan”) authorizes the grant of options to non-employee directors, officers and employees of the Company to purchase shares of the Company’s Common Stock. The Plan also authorizes the grant to such persons of restricted and non-restricted shares of Common Stock, stock appreciation rights, stock units and cash performance awards (collectively, and together with stock options, the “Awards”). The Plan was last amended as approved by the Company’s stockholders, at the Annual Meeting of stockholders on May 12, 2009.

Sole Purposes of Proposal to Amend the Plan

          The sole purposes of the proposal to amend the Plan are to increase the number of shares of the Company’s Common Stock authorized for issuance pursuant to Awards granted under the Plan by 1,500,000 shares and to extend the term of the Plan to March 29, 2022, which is the day before the tenth anniversary of the Board’s approval of such amendments. No other changes to the Plan are proposed. The Company is also hereby requesting reapproval of the performance criteria, contained in the Plan, upon which the Company may award performance-based compensation that satisfies the requirements of Section 162(m) of the Internal Revenue Code.

          The aggregate number of shares of Common Stock authorized for issuance under all Awards granted under the Company’s Nonqualified Stock Option Plan, as amended and restated as of December 20, 2002 (referred to in this Proxy Statement as the “Prior Plan”), and the Plan is 12,500,000 shares. As of the Record Date, the aggregate number of shares of Common Stock that remain available for new Awards under the Plan is 521,189 shares. In the twelve months ended December 31, 2011, Awards with respect to 458,976 shares of Common Stock were granted under the Plan. Without an amendment to the Plan to increase the number of shares of Common Stock authorized to be issued pursuant to Awards granted under the Plan, the Compensation Committee of the Board (the “Compensation Committee”) would be severely restricted in its ability to grant Awards, other than cash awards, under the Plan. When originally adopted, the Plan had a ten year term. Without the proposed amendment, all authority to make additional grants under the Plan would end on December 15, 2014. The Board believes it is essential that its Compensation Committee be able to continue to grant Awards of equity based compensation under the Plan in order to attract and maintain qualified employees, officers and directors and to tie their compensation, in part, to the performance of the Company’s Common Stock.

          On March 30, 2012, the Board approved, subject to stockholder approval at the 2012 Annual Meeting, an amendment of the Plan, the sole purposes of which are to increase the number of shares of Common Stock authorized for issuance pursuant to Awards granted under the Plan by an additional 1,500,000 shares and to extend the term of the Plan to March 29, 2022. The Plan, as so amended and restated in its entirety, is hereinafter referred to as the “Amended and Restated Plan”.

          The following is a summary of the material terms of the Amended and Restated Plan. This summary is qualified by reference to the full text of the Amended and Restated Plan, which is attached hereto as Appendix A.

Description of the Plan

          Purpose. The objectives of the Amended and Restated Plan are (i) to provide a vehicle for compensating the Company’s key personnel by giving them the opportunity to acquire a proprietary interest in the Company’s Common Stock by receiving equity-based incentive compensation; (ii) to provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) to attract, motivate and retain key employees, non-employee directors and other service providers by maintaining competitive compensation levels; and (iv) to provide an incentive to management for continuous employment with or service to the Company.

          Reservation of Shares. Subject to stockholder approval at the 2012 Annual Meeting, and subject to adjustments as described below, the maximum aggregate number of shares of the Company’s Common Stock that may be issued under all Awards granted under the Prior Plan and the Amended and Restated Plan shall be 14,000,000 shares. As of the Record Date, an aggregate of 11,978,811 shares of Common Stock have either (i) already been issued as a result of the exercise of stock options under both the Prior Plan and the Plan, or (ii) are subject to outstanding Awards granted under the Plan and Prior Plan. Accordingly, as of the Record Date, only 521,189 shares remain available for new Awards under the Plan.

          Shares of Common Stock issued and sold under the Amended and Restated Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award under the Prior Plan or the Amended and Restated Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitation and may again be made subject to Awards under the Amended and Restated Plan. In addition, any shares of Common Stock exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an Award under the Prior Plan or the Amended and Restated Plan will be returned to the number of shares of Common Stock available for issuance under the Amended and Restated Plan. Any Awards settled in cash will not be counted against the share limitations under the Amended and Restated Plan. The maximum number of shares of Common Stock that may be returned or added to the aggregate share reserve under the Amended and Restated Plan upon the termination, forfeiture, cancellation or other disposition of an Award granted under the Prior Plan and the Plan is currently limited to 6,000,000 shares.

          Adjustments. In the event of a recapitalization, reclassification or other specified event affecting the Company or the shares of Common Stock, appropriate and equitable adjustments shall be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the Amended and Restated Plan, and the number and kind of shares of Common Stock or other rights and prices under outstanding Awards to prevent dilution or enlargement of a participant’s rights under an Award.

          Administration. The Amended and Restated Plan is administered by the Compensation Committee. The Compensation Committee shall, to the extent deemed necessary or advisable by the Board, be constituted so each committee member will satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ Stock Market, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) an “outside director” under section 162(m) of the Internal Revenue Code (the “Code”). Subject to the limitations set forth in the Amended and Restated Plan, the Compensation Committee has the authority to determine the persons to whom Awards are to be granted, the types of Awards to be granted, the time at which Awards will be granted, the number of shares of Common Stock, units or other rights subject to each Award, the exercise, base or purchase price of an Award, the time or times at which the Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. Subject to the terms of the Amended and Restated Plan, the Compensation Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Amended and Restated Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a participant with respect to an outstanding Award without the participant’s consent. The Compensation Committee will have the right, from time to time, to delegate to one or more of the Company’s officers the authority of the

Compensation Committee to grant and determine the terms and conditions of Awards, subject to certain limitations. Any Awards under the Amended and Restated Plan made to non-employee members of the Board must be approved by the Board.

          Eligibility. Awards under the Amended and Restated Plan may be granted to any current or prospective employee, officer, director, consultant or advisor of the Company or any of its subsidiaries. As of March 22, 2012, the Company had 1,388 employees, (including three named executive officers), and 5 non-employee directors who are eligible to participate in the Plan. The three named executive officers are the only executive officers of the Company.

          Stock Options. Stock options granted under the Amended and Restated Plan may be issued as either incentive stock options (within the meaning of section 422 of the Code), or as nonqualified options. Except in the case of options issued to non-employee Directors in lieu of fees for Board services as described below, the exercise price of an option will be 100% of the fair market value of a share of the Company’s Common Stock on the date of the grant of the option, or such other amount as determined by the Compensation Committee. The Compensation Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant. The maximum term of a stock option will be ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of Common Stock that have been held for at least six months, (iii) through an open-market broker-assisted transaction, (iv) by combination of any of the above methods, or (v) by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts. For purposes of section 422 of the Code, the maximum value of shares of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be covered under options granted under the Amended and Restated Plan to any participant in any calendar year is 500,000 shares of Common Stock. All options are nontransferable except upon death by the participant’s will or the laws of descent and distribution or, in the case of nonqualified options, to family members of the participant or to trusts for the benefit of the participant or such participant’s family members, as may be approved by the Compensation Committee and set forth in the award agreement in accordance with the terms of the Amended and Restated Plan. The Amended and Restated Plan prohibits the cancellation, substitution or amendment of an option for the purpose of reducing the exercise price of a previously granted option, except for equitable adjustments for changes in the Company’s corporate structure, as described above.

          Director Fee Options. The Amended and Restated Plan provides for the periodic grant of nonqualified stock options to its non-employee directors in lieu of cash payment of directors’ fees that are earned during the calendar quarter ending immediately prior to the date of grant. Until July 24, 2007, when the Compensation Committee approved a modification to the fee schedule for service on the Board (discussed below), the exercise price per share of each option granted to its non-employee directors was 30% of the fair market value of a share of the Company’s Common Stock on the date of grant, or such other amount as determined by the Board. The total discount from fair market value on all options granted to non-employee directors for a calendar quarter was equivalent to the retainer fees and Board committee fees earned by the non-employee directors for such quarter. Each option was fully and immediately vested and exercisable as of the date of grant, however certain options granted to non-employee directors for board services during the period January 3, 2005 through July 2, 2007 became or will become exercisable only upon the earliest to occur of the following events: (i) the fifth anniversary of the date of grant, (ii) the date on which the non-employee director ceases to be a member of the Board, and (iii) the effective date of a “change in control” (as defined in the Amended and Restated Plan) of the Company. Each option remains exercisable for the period specified in the award agreement as provided by the Compensation Committee at the time of grant. In lieu of the foregoing, the Compensation Committee may, in its discretion, cancel the right of the non-employee director to exercise the option upon or following the occurrence of an exercise event as described above in exchange for a cash settlement payment equal to the product of: (i) the number of shares of stock subject to the option being cancelled, multiplied by (ii) the excess of the per share fair market value of the stock on the date of cancellation of the option over the exercise price per share of the option.

          On July 24, 2007, the Compensation Committee rescinded the previously approved fee schedule for service on the Board and Board Committees and replaced it with a program involving fair market price Options and restricted stock awards under the Plan. Under resolutions adopted by the Compensation Committee, commencing with the third fiscal quarter of 2007, (i) each non-employee director was granted an Option to purchase 3,750 shares of the Company’s Common Stock for each regular quarterly meeting of the Board attended in 2007 and 2008, dated as of the date of such meeting, at an exercise price equal to the closing price of the Company’s Common Stock on NASDAQ on the date of such meeting, and (ii) each of the Chairman of the Audit Committee and the Chairman of the Compensation Committee of the Board was granted an Option to purchase 2,500 shares of the Company’s Common Stock for each fiscal quarter in 2007 and 2008, dated as of the date of the regularly scheduled meeting of such Committee during such quarter, at an exercise price equal to the closing price of the Company’s Common Stock on NASDAQ on the date of such meeting. These Option grants vested immediately upon grant.

     In addition to the Option grants discussed above, commencing with the third fiscal quarter of 2007, each non-employee director was granted a restricted stock award under the Plan for each fiscal quarter in 2007 and 2008, dated as of the date of the regularly scheduled meeting of the Compensation Committee during such quarter, of that number of shares of the Company’s Common Stock equal to the quotient of $12,500 divided by the closing price of the Company’s Common Stock on NASDAQ on the date of such meeting, rounded down to the nearest full number of shares. The restricted stock awards shall vest on the fourth anniversary of the date of grant, subject to accelerated vesting in the event of a director’s death, disability, cessation of service at the end of his term or the occurrence of a change in control of the Company.

     On February 4, 2009, the Compensation Committee amended the previously approved arrangement pursuant to which the non-employee directors and the Chairman of the Audit and Compensation Committees of the Board, respectively, were granted Options for each regular Board and Committee meeting attended. Under the arrangement as amended, (i) each non-employee director was granted a restricted stock award of 1,000 shares of Common Stock for each regular meeting of the Board attended in 2009 and (ii) each of the Chairmen of the Audit Committee and Compensation Committee of the Board was granted a restricted stock award of 625 shares of Common Stock for attendance at each regular meeting of the Committee in 2009 that he chaired. In addition, the Compensation Committee determined that in 2009, each non-employee director shall be granted, for each fiscal quarter during which he serves, a restricted stock award of that number of shares of Common Stock equal to the quotient of $12,500 divided by the closing price of the Common Stock on NASDAQ on the date of grant, which is the effective date of the grant determined by the Committee for each such quarter, rounded down to the closest full number of shares. The date of grant shall not be a date prior to the date of the Compensation Committee’s determination of the same. Such restricted stock awards shall vest on the fourth anniversary of the date of grant, subject to accelerated vesting in the event of a director’s death, disability, cessation of service at the end of his term or the occurrence of a change of control of the Company.

     Beginning in the fourth quarter of 2010, the Board amended the previously approved arrangement pursuant to which the non-employee directors and the Chairman of the Audit and Compensation Committees of the Board, respectively, were granted a restricted stock award for each regular Board and Committee meeting attended in view of the current trading price of the Company’s Common Stock by reducing the number of restricted shares awarded to the non-employee directors by 25%. Under the arrangement as amended, (i) each non-employee director was granted a restricted stock award of 750 shares of Common Stock for each regular meeting of the Board attended during the fourth quarter of 2010 and in 2011 and (ii) each of the Chairmen of the Audit Committee and Compensation Committee of the Board was granted a restricted stock award of 468 shares of Common Stock for attendance at each regular meeting of the

Committee during the fourth quarter of 2010 and in 2011 that he chaired. This same arrangement was approved by the Board with respect to regular meetings held in 2012. In addition, the Board determined that in 2011 and 2012, each non-employee director shall be granted, for each fiscal quarter during which he serves, a restricted stock award of that number of shares of Common Stock equal to the quotient of $12,500 divided by the closing price of the Common Stock on NASDAQ on the date of grant, which is the effective date of the grant determined by the Committee for each such quarter, rounded down to the closest full number of shares. The date of grant shall not be a date prior to the date of the Compensation Committee’s determination of the same. Such restricted stock awards shall vest on the fourth anniversary of the date of grant, subject to accelerated vesting in the event of a director’s death, disability, cessation of service at the end of his term or the occurrence of a change of control of the Company.

          Stock Appreciation Rights. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of Common Stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being settled or exercised. The base price may not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of employment or service of a participant. The maximum term of a stock appreciation right will be ten years from the date of grant. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock appreciation rights granted under the Amended and Restated Plan to any participant during any calendar year is 500,000 shares of Common Stock. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination of both. The Amended and Restated Plan prohibits the “repricing” of stock appreciation rights, as described above for stock options.

          Restricted Stock Awards. A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued employment or service of the participant for specified time periods and on the attainment of specified business performance goals established by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the Award, the participant will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to restricted stock awards granted under the Amended and Restated Plan to any participant during any calendar year is 250,000 shares of Common Stock.

          Stock Units. An award of stock units provides the participant the right to receive a payment based on the value of a share of Common Stock. Stock units may be subject to vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Such vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock units granted under the Amended and Restated Plan to any participant during any calendar year is 250,000 shares of Common Stock.

          Stock Awards. A stock award represents shares of Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Compensation Committee. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock awards granted under the Amended and Restated Plan to any participant during any calendar year is 250,000 shares of Common Stock.

          Performance Awards. The Compensation Committee may grant performance awards under the Amended and Restated Plan, which shall represent the right to receive a payment in cash if performance goals established by the Compensation Committee for a performance period are satisfied. The Compensation Committee may grant performance awards that are intended to qualify as performance-based compensation under section 162(m) of the Code, as well as performance awards that are not intended to so qualify. At the time a performance award is granted, the Compensation Committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Compensation Committee deems appropriate. The Compensation Committee may also determine a target payment amount or a range of payment amounts for each Award. The maximum amount of compensation that may be payable to a participant during any one calendar year with respect to performance awards is $2 million. In the case of performance awards that are intended to qualify as performance-based compensation under section 162(m) of the Code, the Compensation Committee will designate performance criteria from among the criteria set forth below.

          Section 162(m) Awards. Awards of options and stock appreciation rights granted under the Amended and Restated Plan are intended by their terms to qualify for the performance-based compensation exception under section 162(m) of the Code. In addition, the Compensation Committee may grant awards of restricted stock, stock units, stock awards or performance awards that are intended to qualify for the performance-based compensation exception under section 162(m) of the Code. Under section 162(m), the terms of such award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any subsidiary or any business unit: annual recurring revenues; recurring revenues; services revenues; license revenues; net or gross revenue; operating expenses; cash flow; total earnings; earnings per share, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross or operating margin; return on equity; return on capital; return on investment; market share; economic value added; stock price; and total stockholder return. The foregoing performance criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any items specified by the Compensation Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

          Effect of Change in Control. The Compensation Committee may, in an award agreement, provide for the effect of a “change in control” (as defined in the Plan) on an Award. These provisions may include the acceleration of vesting of an Award, the elimination or modification of performance or other conditions, the extension of the time for exercise or realizing gain from an Award, the acceleration of payment, cash settlement of an Award or other adjustments that the Compensation Committee considers appropriate. Unless otherwise provided by the Compensation Committee and set forth in the applicable award agreement, upon a change in control, (i) each outstanding option and stock appreciation right, to the extent that it has not otherwise become vested and exercisable, will automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each restricted stock award will become fully and immediately vested and all forfeiture and transfer restrictions thereon will lapse, and (iii) each outstanding stock unit award, stock award and performance award will become immediately and fully vested and payable.

          Term; Amendment and Termination. If stockholder approval is obtained, the Amended and Restated Plan will terminate on March 29, 2022, unless earlier terminated by the Board. The Board may terminate or amend the Amended and Restated Plan at any time, subject to stockholder approval under certain circumstances provided in the Amended and Restated Plan. However, no termination or amendment of the Amended and Restated Plan will adversely affect the rights of a participant under any previously granted Award.

New Plan Benefits

          The terms and number of Awards to be granted in the future under the Amended and Restated Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees cannot be determined at this time.

Grants under the Plan in 2011

          In 2011, no stock options were granted under the Plan to the Company’s executive officers, non-employee directors or other employees.

          In 2011, each of the executive officers received grants of restricted stock as disclosed in the “Grants of Plan Based Awards in 2011” table on page 37. The executive officers as a group received Awards under the Plan for an aggregate of 192,500 restricted shares of Common Stock. In 2011, Awards were also granted under the Plan to other employees of the Company for an aggregate of 243,187 restricted shares of Common Stock. In 2011, Awards were also granted under the Plan to non-employee directors for an aggregate of 23,289 shares of Common Stock.

          As of the Record Date, the closing price on the NASDAQ National Market of the Company’s Common Stock was $72.12 per share.

U.S. Federal Income Tax Consequences

          The following summarizes the United States federal income tax consequences of Awards under the Amended and Restated Plan to participants who are subject to United States tax. The tax consequences of the Amended and Restated Plan to the Company and participants in other jurisdictions are not summarized below.

          Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of Common Stock over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares of Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of Common Stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of Common Stock will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares of Common Stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

          An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of Common Stock before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

          Other Awards. The current United States federal income tax consequences of other Awards authorized under the Amended and Restated Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

          Section 162(m). Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s stockholders, the Amended and Restated Plan will enable the Compensation Committee to grant Awards that will be exempt from the deduction limits of section 162(m).

Equity Compensation Plan Information

               The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2011:

Equity Compensation Plan Information

	( a )		( c )
	Number of		Number of Securities
	Securities to be	( b )	Remaining Available for
	Issued upon	Weighted – Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights	and Rights	Column ( a ))
Equity compensation plans approved
by security holders	2,223,034	$20.20	700,228
Equity compensation plans not approved
by security holders	–	–	–
Total	2,223,034	$20.20	700,228

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN AS PROPOSED TO BE AMENDED.

PROPOSAL V — STOCKHOLDER PROPOSAL REGARDING
MAJORITY VOTING IN DIRECTOR ELECTIONS

          The California State Teachers’ Retirement System (“CalSTRS”), 100 Waterfront Place, West Sacramento, California 95605-2807, beneficial owner of 206,199 shares of the Ultimate’s Common Stock as of December 31, 2011, has submitted the following proposal to be voted upon at the Annual Meeting. The Board recommends a vote “AGAINST” this proposal.

BE IT RESOLVED:

          That the shareholders of The Ultimate Software Group, Inc., hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

          In order to provide shareholders a meaningful role in director elections, the Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, will establish a challenging vote standard for board nominees, and will improve the performance of individual directors and the entire board. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

          In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 77% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

          CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

STATEMENT OF THE BOARD IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

          Ultimate’s directors are currently elected by a plurality voting standard, meaning that those nominees for election to the Board who receive the affirmative vote of a plurality of the votes cast at an annual meeting of stockholders are elected to the Board. For the reasons outlined below, the Board believes that the plurality voting standard is the best standard for electing Ultimate’s directors.

          The plurality voting system has a long history in the U.S. and has historically been accepted as an effective way to ensure decisive elections for directors. Ultimate is a company organized under the laws of the State of Delaware and the plurality voting standard in director elections is the standard provided under Delaware corporate law (unless the charter or by-laws otherwise specify). Because the rules governing plurality voting are well established over many decades of experience and precedent, the Board believes plurality voting is familiar to, and well understood by, stockholders. The stockholder proposal would alter this longstanding and common director election voting procedure.

          Additionally, the Board believes that adopting the majority voting standard would shift disproportionate weight to the “one size fits all” views of proxy advisory services. Many institutional investors rely on the proxy advisory firms for voting recommendations. These firms often base their recommendations on single issues and apply inflexible policies. The Board is concerned that these recommendations are made without consideration of the performance and other circumstances of Ultimate or the contributions of the particular director to Ultimate. Accordingly, the Board does not believe that the adoption of majority voting would benefit the majority of its stockholders.

          Ultimate monitors developments in the area of corporate governance and the Board believes that it is premature to adopt majority voting in light of the on-going discussions and debate in this area. The legal community, stockholder advocates, corporate governance experts, public companies and other groups continue to evaluate and debate the benefits, disadvantages and consequences of majority voting. In fact, in 2010, the U.S. Congress struggled with the appropriate approach on this issue as evidenced by the early inclusion and later deletion of a majority voting standard from the legislation that eventually became the Dodd-Frank Wall Street Reform and Consumer Protection Act.

          The Board believes that a change in the vote standard is unnecessary because the current board nominee evaluation and election process has produced a highly qualified independent board. The Board’s success in nominating strong, highly qualified directors is underscored by the fact that Ultimate’s stockholders have consistently elected directors with a majority of the votes cast. Accordingly, the implementation of a majority voting standard in any of these elections would not have impacted the outcome of the election. Additionally, any stockholder dissatisfied with a director has always had the ability to nominate an alternative Board candidate for stockholder consideration. Furthermore, under the policy described below under the caption “Corporate Governance, Board Meetings and Committees of the Board,” a stockholder can recommend to the Board a candidate for election to the Board and the Board would evaluate any director candidates recommended by stockholders in a similar manner as it evaluates those recommended by members of management or other directors. Director nominees are approved by a majority of Ultimate’s independent directors. Any stockholder has the ability to communicate concerns directly to one or more directors. In addition, the Board has established a process under which stockholders can anonymously communicate their feedback and concerns with the Board or with the Audit Committee as described below under the caption “Corporate Governance, Board Meetings and Committees of the Board.”

          If Ultimate were to adopt the voting change being proposed, this could increase Ultimate’s costs in connection with its annual meetings by requiring us to conduct telephone solicitation campaigns, second mailings of proxy materials or other vote-getting strategies to obtain the required vote to elect directors in routine circumstances. The Board believes that these expenditures would be a poor use of Ultimate’s resources.

          Under the current plurality voting system, a “withhold” vote allows stockholders to express their views. Ultimate is required to report the results of voting on the election of directors in a Form 8-K filed with the SEC within four business days after the annual meeting of stockholders. As a result, there is significant visibility of any director who receives a significant number of “withhold” votes. The Board reviews the voting results from each annual meeting.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS A VOTE AGAINST PROPOSAL V.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES OF THE BOARD

          During fiscal 2011, the Board held four meetings. During fiscal 2011, each director holding office during the year attended all of the meetings of the Board and all of the meetings of the committees of the Board on which he served. The Board has an Executive Committee, an Audit Committee and a Compensation Committee, which are described below.

          Interested parties may communicate with the Board, anonymously if they wish, by sending a written note or memo to the Secretary, The Ultimate Software Group, Inc., 2000 Ultimate Way, Weston, Florida 33326. Communications that are intended specifically for non-management or independent directors should be sent to the above address to the attention of the Chairman of the Audit Committee. All such communications will be delivered unopened by the Secretary to the Chairman of the Board or the Chairman of the Audit Committee, as applicable.

          Following consultation with counsel and based upon the facts described below, the Board has determined that the following individuals are independent directors within the meaning of the Marketplace Rules of the NASDAQ Stock Market LLC (“NASDAQ”): James A. FitzPatrick, Jr., Alois T. Leiter, LeRoy A. Vander Putten, Rick A. Wilber and Robert A. Yanover. In the course of the Board’s determination regarding the independence of each non-employee director, it considered any transactions, relationships and arrangements as required by the NASDAQ rules governing independence standards for directors. In particular, with respect to each of the three most recently completed fiscal years, the Board evaluated for (i) Mr. FitzPatrick, the annual amount of fees Ultimate paid for legal services to Dewey & LeBoeuf LLP, the law firm in which Mr. FitzPatrick is a partner, and (ii) Mr. Leiter, the annual amount of charitable contributions Ultimate made, in connection with his acting as a spokesman for Ultimate, to Leiter’s Landing, the non-profit charitable organization benefiting children that was formed by Mr. Leiter. These relationships and transactions are described in further detail below under “Certain Relationships and Related Transactions” and “Compensation Committee Interlocks and Insider Participation.” The Board determined that the annual payment or contribution, as the case may be, to either of these organizations constituted an amount less than the greater of $200,000 or five percent of such organization’s annual consolidated gross revenues during each of such organization’s three most recently completed fiscal years, as such threshold is set forth in NASDAQ Rule 5605(a)(2)(D). The Board determined that these relationships would not interfere with the ability of either Mr. FitzPatrick or Mr. Leiter in exercising independent judgment in carrying out the responsibilities of a director.

          The independent directors met regularly in executive session and outside the presence of Ultimate’s management throughout the 2011 fiscal year, and will do so throughout fiscal 2012 in compliance with the NASDAQ rules.

          Nominating Committee. The Board does not have a standing nominating committee or committee performing similar functions. The Board has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board and because the entire Board, the majority of whom are independent directors, functions in the capacity of a nominating committee. The Board has adopted processes with respect to the nomination of directors that require that a majority of the independent directors shall recommend to the Board the nominees to stand for election at the Annual Meeting.

          When considering potential director candidates, the Board considers the candidate’s independence (as mandated by the NASDAQ rules), character, judgment, age, skills, financial literacy, and experience in the context of the needs of Ultimate and the Board. The Board does not have a formal diversity policy; however, the Board’s goal is to nominate candidates that represent diverse viewpoints. When identifying nominees to serve as directors, the Board will consider candidates with a diversity of experiences and backgrounds who will enhance the quality of the Board’s deliberations and decisions.

          In 2011, Ultimate did not pay any fees to a third party to assist in identifying or evaluating potential nominees.

          The Board will consider director candidates recommended by Ultimate’s stockholders in a similar manner as those recommended by members of management or other directors. The name and qualifications of, and other information specified in Ultimate’s By-Laws with respect to, any recommended candidate for director should be sent to the attention of the Secretary of Ultimate in accordance with the procedures set forth under the caption “Stockholder Proposals for the 2013 Annual Meeting of Stockholders.”

          Ultimate does not have a policy with respect to attendance by the directors at the Annual Meeting of Stockholders. Two of the seven members of the Board attended the 2011 Annual Meeting of Stockholders.

          Executive Committee. The Executive Committee of the Board is composed of Messrs. Scott Scherr (Chairman), Marc D. Scherr and Robert A. Yanover. The Executive Committee has the authority to exercise (except as provided by law or as may have been specifically reserved by or for the Board) all the powers and authority of the Board in the management of the business and affairs of Ultimate between regular meetings of the Board and while the Board is not in session. The Executive Committee held no meetings during fiscal 2011.

          Audit Committee. Messrs. Robert A. Yanover (Chairman), Rick A. Wilber and LeRoy A. Vander Putten are members of the Audit Committee of the Board. The Audit Committee oversees Ultimate’s financial reporting process on behalf of the Board and reviews the independence of Ultimate’s auditors. The Audit Committee held five meetings during fiscal 2011.

          The Board has determined that the Audit Committee’s current member composition satisfies the NASDAQ rules that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). The Board has determined that Mr. LeRoy A. Vander Putten is an “audit committee financial expert” as defined in the rules of the SEC.

          Compensation Committee. Messrs. LeRoy A. Vander Putten (Chairman), Robert A. Yanover, Rick A. Wilber and Alois T. Leiter are members of the Compensation Committee of the Board. The Compensation Committee is responsible for determining the compensation and benefits for the executive officers of Ultimate and administers Ultimate’s stock-based plans and oversees such other benefit plans as Ultimate may from time to time maintain. The Compensation Committee held four meetings during fiscal 2011. The Compensation Committee does not have a charter.

Board Leadership

          The Chairman, Scott Scherr, also serves as Ultimate’s President and Chief Executive Officer. A combined Chairman and Chief Executive Officer role provides an efficient and effective leadership model because it fosters clear accountability, effective decision-making and alignment on corporate strategy. The Chief Executive Officer’s direct involvement in Ultimate’s operations and his familiarity with Ultimate’s business and industry make him best positioned to lead productive Board meetings and strategic planning sessions. While Ultimate’s independent directors bring experience, oversight and expertise from outside the company and industry, the Chief Executive Officer brings company-specific experience and expertise to the Board. The Board has not designated a lead independent director from among its members. The Board retains the authority to modify the foregoing structures.

Board Role in Risk Oversight

          Management is responsible for the day-to-day management of risks that Ultimate encounters, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Management regularly presents to the Board reports from members of senior management on areas that may pose material risk to Ultimate, including operational, strategic, financial, compliance, legal, product, competitive and reputational risks. While oversight of risk management efforts is the responsibility of the entire Board, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of accounting, auditing, financial reporting and maintaining effective internal controls for financial reporting. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of any risks arising from Ultimate’s compensation policies and arrangements. The Board’s role in risk oversight had no effect on the Board’s leadership structure.

DIRECTOR COMPENSATION

     Each non-employee director of Ultimate receives compensation for serving on the Board, payable exclusively in the form of restricted stock awards granted under Ultimate’s Amended and Restated 2005 Equity and Incentive Plan (the “Plan”).

     During 2011, non-employee directors and the Chairmen of the Audit and Compensation committees of the Board, respectively, were granted restricted stock awards for each regular Board and Committee meeting attended. Under the arrangement, (i) each non-employee director was granted a restricted stock award of 750 shares of Common Stock for each regular meeting of the Board attended and (ii) each of the Chairmen of the Audit Committee and the Compensation Committee of the Board was granted a restricted stock award of 468 shares of Common Stock for attendance at each regular meeting of the Committee that he chaired. In addition, each non-employee director was granted, for each fiscal quarter during which he served, a restricted stock award of that number of shares of Common Stock equal to the quotient of $12,500 divided by the closing price of the Common Stock on NASDAQ on the date of grant, which is the effective date of the grant determined by the Board for each such quarter, rounded down to the closest full number of shares. The date of grant shall not be a date prior to the date of the Board’s determination of the same. Such restricted stock awards shall vest on the fourth anniversary of the date of grant, subject to accelerated vesting in the event of a director’s death, disability, cessation of service at the end of his term or the occurrence of a change of control of Ultimate.

     All directors are reimbursed (in cash) for expenses incurred in connection with their attendance at Board and Committee meetings. In addition, in connection with their having joined the Board, each non-employee Director has received a single option grant to purchase 25,000 shares of Ultimate’s Common Stock. All such options were fully vested upon the date of grant and have an exercise price equal to 100% of the fair market value of Ultimate’s Common Stock on the date of grant.

2011 DIRECTOR COMPENSATION

					Change in
					Pension
	($)			($)	Value and
	Fees			Non-Equity	Nonqualified	($)
	Earned	($)	($)	Incentive	Deferred	All
	or Paid	Stock	Option	Plan	Compensation	Other	($)
Name (1)	in Cash	Awards (2)	Awards	Compensation	Earnings	Compensation	Total
Robert A. Yanover	$ –	$319,351	$ –	$ –	–	$ –	$319,351
LeRoy A. Vander Putten	–	319,351	–	–	–	–	319,351
James A. FitzPatrick, Jr.	–	215,820	–	–	–	–	215,820
Rick A. Wilber	–	215,820	–	–	–	–	215,820
Alois T. Leiter	–	215,820	–	–	–	–	215,820

          (1) Messrs. Scott Scherr and Marc D. Scherr are not included in this table as they are employees of Ultimate and receive no compensation for their services as directors. The compensation for Messrs. Scott Scherr and Marc D. Scherr as employees is shown in the Summary Compensation Table.

          (2) The amounts reported in the Director Compensation table above represent the aggregate grant date fair value of restricted stock awards granted to each director as compensation costs for Board services in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” (“ASC 718”) for fiscal 2011. Under ASC 718, the fair value of each restricted stock award is measured based on the closing market price of Ultimate’s Common Stock at the date of grant and is recognized on a straight-line basis over the vesting period. Holders of restricted stock awards have all rights of a stockholder including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Each award becomes vested on the fourth anniversary of the respective date of grant, subject to the grantee’s continued Board service with Ultimate on each such vesting date and subject further to accelerated vesting in the event of a change in control of Ultimate, death or disability, or at cessation of his Board Service at the end of his term.

          The number of outstanding stock option awards and outstanding restricted stock awards for each non-employee director as of December 31, 2011 was as follows:

		Outstanding Restricted
Name	Outstanding Option Awards	Stock Awards
Robert A. Yanover	59,214	24,354
LeRoy A. Vander Putten	39,212	24,354
James A. FitzPatrick, Jr.	55,030	17,639
Rick A. Wilber	26,384	17,639
Alois T. Leiter	48,437	17,639

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of Ultimate's Common Stock as of February 29, 2012 (unless otherwise noted) by (i) each person who is known by Ultimate to own beneficially more than 5% of the Common Stock; and (ii) each of Ultimate’s directors, director nominees and executive officers and all directors and executive officers of Ultimate as a group.

	AMOUNT AND
	NATURE OF	PERCENT
	BENEFICIAL	OF
NAME AND ADDRESS OF BENEFICIAL OWNER	OWNERSHIP (1)	CLASS (2)
Wasatch Advisors, Inc. (3)	2,176,994	7.9%
150 Social Hall Avenue
Salt Lake City, UT 84111
Wells Fargo & Company (4)	1,993,797	7.2%
420 Montgomery Street
San Francisco, CA 94104
BlackRock Inc. (5)	1,395,309	5.1%
40 East 52nd Street
New York, NY 10022
Scott Scherr (6)	375,493	1.4%
Marc D. Scherr (7)	449,165	1.6%
Mitchell K. Dauerman (8)	106,750	*
James A. FitzPatrick, Jr. (9)	69,603	*
LeRoy A. Vander Putten (10)	116,489	*
Rick A. Wilber (11)	319,421	1.2%
Robert A. Yanover (12)	113,635	*
Alois T. Leiter (13)	191,980	*
All directors and executive officers as a group (8 persons) (14)	1,739,536	6.3%

* Indicates beneficial ownership of less than 1.0% of the outstanding Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days from February 29, 2012 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Ultimate has made restricted stock awards to named executive officers and non-employee directors under the Plan (“Restricted Stock Awards”). The shares of Common Stock issued under the Restricted Stock Awards are subject to certain vesting requirements and restrictions on transfers. The holders of such shares have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Compensation Committee or the Board determines otherwise at the time the Restricted Stock Award is granted. Each Restricted Stock Award becomes vested on the fourth anniversary of the respective date of grant, subject to the grantee’s continued employment with

Ultimate or any subsidiary, or service on the Board by a non-employee director on each such vesting date and further subject to accelerated vesting in the event of a “change in control” of Ultimate (as defined in the Plan) or the grantee’s death, disability or termination of the grantee’s employment with Ultimate without cause or termination of a non-employee director’s service on the Board at the end of his term. All shares of Common Stock issued under the Restricted Stock Awards are considered to be beneficially owned for purposes of computing the holders’ respective percentages of ownership in this table. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. Ultimate has also made awards of stock units under the Plan (“Stock Unit Awards”). A Stock Unit Award is a grant of a number of hypothetical share units with respect to shares of Common Stock that are subject to vesting and transfer restrictions and conditions under a stock unit award agreement. The value of each unit is equal to the fair market value of one share of Common Stock on any applicable date of determination. The payment with respect to each unit under a Stock Unit Award may be made, at the discretion of the Compensation Committee, in cash or shares of Common Stock or in a combination of both. Stock Unit Awards are not included in this table since the grantee does not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the grantee pursuant to the terms of the related stock unit award agreement.
(2)	Applicable percentage of ownership is based on 27,525,416 shares of Common Stock outstanding.
(3)	Represents shares held as of December 31, 2011 as reported on Schedule 13G filed by Wasatch Advisors, Inc. (“Wasatch”). As reported on Schedule 13G, Wasatch is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Wasatch has sole voting power and sole dispositive power of 2,176,994 shares of Common Stock of Ultimate.
(4)	Represents shares held as of December 31, 2011 as reported on Schedule 13G filed by Wells Fargo & Company (“Wells Fargo”). As reported on Schedule 13G, Wells Fargo is a parent holding company or control person in accordance with 240.13d-1(b)(1)(ii)(G). Wells Fargo has sole voting power of 1,868,865 shares, sole dispositive power of 1,978,487 and shared dispositive power of 3,275 shares of Common Stock of Ultimate. As reported on this Schedule 13G, Wells Fargo filed this on its own behalf and on behalf of any subsidiaries including Wells Capital Management Incorporated, Wells Fargo Bank, N.A., Peregrine Capital Management, Inc., Wells Fargo Funds Management LLC, Wells Fargo Advisors, LLC and Wells Fargo Delaware Trust Company, N.A. The aggregate amount beneficially owned by each reporting person of 1,993,797 shares of Common Stock of Ultimate is on a consolidated basis and includes any beneficial ownership separately reported by a subsidiary.
(5)	Represents shares held as of December 31, 2011 as reported on Schedule 13G filed by BlackRock Inc. As reported on Schedule 13G, BlackRock Inc. has sole voting power and sole dispositive power of 1,395,309 shares of Common Stock. As reported on Schedule 13G, BlackRock Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act.
(6)	Represents 25,000 shares of Common Stock held by Mr. Scott Scherr and 347,493 shares of Common Stock subject to Restricted Stock Awards held by Mr. Scott Scherr.
(7)	Represents 10,000 shares of Common Stock held by Mr. Marc D. Scherr, exercisable options to purchase 208,417 shares of Common Stock and 230,748 shares of Common Stock subject to Restricted Stock Awards.
(8)	Represents 250 shares of Common Stock held by certain trusts established for the benefit of Mr. Mitchell K. Dauerman’s child, exercisable options to purchase 45,000 shares of Common Stock held by Mr. Dauerman and 61,500 shares of Common Stock subject to Restricted Stock Awards. Mr. Mitchell K. Dauerman disclaims beneficial ownership of the shares owned by the trusts established for the benefit of his child.
(9)	Represents 2,000 shares of Common Stock held by Mr. FitzPatrick, exercisable options to purchase 49,472 shares of Common Stock and 18,131 shares of Common Stock subject to Restricted Stock Awards.

(10)	Represents 53,110 shares of Common Stock held by Mr. Vander Putten, exercisable options to purchase 38,065 shares of Common Stock and 25,314 shares of Common Stock subject to Restricted Stock Awards.
(11)	Represents 275,744 shares of Common Stock held by Mr. Wilber, exercisable options to purchase 25,546 shares of Common Stock and 18,131 shares of Common Stock subject to Restricted Stock Awards. These shares shown include 273,040 shares of Common Stock pledged by Mr. Wilber.
(12)	Represents 439 shares of Common Stock held by Mr. Yanover, 4,900 shares of Common Stock held by Mr. Yanover’s spouse, 23,386 shares of Common Stock held by a Grantor Retained Annuity Trust (“GRAT”) of which Mr. Yanover is the trustee, 4,260 shares of Common Stock held by certain trusts established for the benefit of Mr. Yanover’s grandchildren, exercisable options held by Mr. Yanover to purchase 55,336 shares of Common Stock and 25,314 shares of Common Stock subject to Restricted Stock Awards. Mr. Yanover disclaims beneficial ownership of the shares held by his spouse, shares held by GRAT and shares owned by the trusts established for the benefit of his grandchildren.
(13)	Represents 124,704 shares of Common Stock held by Mr. Leiter, exercisable options to purchase 47,830 shares of Common Stock, 1,315 shares of Common Stock held by certain trusts for the benefit of Mr. Leiter’s children and 18,131 shares of Common Stock subject to Restricted Stock Awards. Mr. Leiter disclaims beneficial ownership of the shares owned by the trusts established for the benefit of his children.
(14)	Represents an aggregate of 525,108 (both directly and indirectly owned) shares of Common Stock, 744,762 shares of Common Stock subject to Restricted Stock Awards and exercisable options to purchase an aggregate of 469,666 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

          The directors and named executive officers (Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman), and their ages as of February 29, 2012, are as follows:

NAME	AGE	POSITION(S)
Scott Scherr	59	Chairman of the Board, President and Chief Executive Officer
Marc D. Scherr	54	Vice Chairman of the Board and Chief Operating Officer
Mitchell K. Dauerman	55	Executive Vice President, Chief Financial Officer and Treasurer
James A. FitzPatrick, Jr.	62	Director
Alois T. Leiter	46	Director
LeRoy A. Vander Putten	77	Director
Rick A. Wilber	65	Director
Robert A. Yanover	75	Director

          Scott Scherr has served as President and a director of Ultimate since its inception in April 1996 and has been Chairman of the Board and Chief Executive Officer of Ultimate since September 1996. Mr. Scherr is also a member of the Executive Committee of the Board. In 1990, Mr. Scherr founded The Ultimate Software Group, Ltd. (the “Partnership”), the business and operations of which were assumed by Ultimate in 1998. Mr. Scherr served as President of the Partnership’s general partner from the inception of the Partnership until its dissolution in March 1998. From 1979 until 1990, he held various positions at Automatic Data Processing, Inc. (“ADP”), a payroll services company, where his titles included Vice President of Operations and Sales Executive. Prior to joining ADP, Mr. Scherr operated Management Statistics, Inc., a data processing service bureau founded by his father, Reuben Scherr, in 1959. He is the brother of Marc Scherr, the Vice Chairman of the Board and Chief Operating Officer of Ultimate, and the father-in-law of Adam Rogers, Senior Vice President and Chief Technology Officer.

          As Ultimate’s founder and Chief Executive Officer, Mr. Scherr brings to the Board a unique and deeply rooted understanding of our company, its business, its employees and its customers. During his long tenure as Chairman of our Board and our Chief Executive Officer, Mr. Scherr’s leadership skills have been essential to Ultimate’s attraction and retention of high quality personnel, product development, attraction and retention of customers, and establishment of a culture of teamwork that has allowed Ultimate to grow from a start-up operation in 1990 to a leading provider of human capital management solutions.

          Mitchell K. Dauerman has served as Executive Vice President of Ultimate since April 1998 and as Chief Financial Officer and Treasurer of Ultimate since September 1996. From 1979 to 1996, Mr. Dauerman held various positions with KPMG LLP, serving as a Partner in the firm from 1988 to 1996. Mr. Dauerman is a Certified Public Accountant. Mr. Dauerman’s longstanding experience with accounting principles, financial reporting rules and regulations, income and sales tax rules and regulations, financial planning and general oversight of the financial reporting process, both as a former partner of KPMG LLP and as our Chief Financial Officer since 1996, as well as his role interfacing with the analyst and investor communities, are invaluable to the Board.

          Alois T. Leiter has served as director of Ultimate since October 2006 and is a member of the Compensation Committee of the Board. Mr. Leiter was a three-time Major League Baseball World Champion and two-time All-Star pitcher formerly with the New York Yankees, New York Mets, Toronto Blue Jays, and Florida Marlins, and has been an official spokesperson for Ultimate since 2002. Mr. Leiter has served as a television commentator for the Yankees Entertainment and Sports Network since 2006 and as an analyst with MLB Network since January 2009. He has served on the Executive Committee of New York City’s official tourism marketing organization, NYC & Company, since 2000 and is a member of the Board of Directors of America’s Camp, a legacy organization of the Twin Towers Fund, on which he also served as a board member. Mr. Leiter brings to our Board and to our company a strong understanding of leadership, dedication, performance under pressure and the importance of communication and teamwork to the operations of Ultimate. Mr. Leiter’s success as a professional athlete and television broadcaster reflects a commitment to excellence that he regularly imparts to our management and employees as a member of our Board and as an official spokesman for Ultimate (see “Compensation Committee Interlocks and Insider Participation” below). Mr. Leiter also brings to the Board 16 years of proven leadership skills and management experience as president and founder of Leiter’s Landing, a charitable organization, and the knowledge and experience acquired through his service on a number of New York state and community boards.

          LeRoy A. Vander Putten has served as a director of Ultimate since October 1997, is Chairman of the Compensation Committee and is a member of the Audit Committee. Mr. Vander Putten is a retired insurance company executive. He served as the Executive Chairman of The Insurance Center, Inc., a holding company for 14 insurance agencies, from October 2001 to January 27, 2006. Previously, he served as the Chairman of CORE Insurance Holdings, Inc., a member of the GE Global Insurance Group, engaged in the underwriting of casualty reinsurance, from August 2000 to August 2001. From April 1998 to August 2000, he served as Chairman of Trade Resources International Holdings, Ltd., a corporation engaged in trade finance for exporters from developing countries. From January 1988 until May 1997, Mr. Vander Putten was Chairman and Chief Executive Officer of Executive Risk Inc., a specialty insurance holding company. From August 1982 to January 1988, Mr. Vander Putten served as Vice President and deputy Treasurer of The Aetna Life and Casualty Company, an insurance company. Mr. Vander Putten’s extensive executive and board level experience, including his roles as chairman and chief executive officer of a public company, Executive Risk Inc., and as a senior financial officer of The Aetna Life and Casualty Company, brings to the Board considerable expertise in financial, operational and corporate strategy development as well as organizational acumen. Mr. Vander Putten’s experience also enables him to serve in the important role as “audit committee financial expert” of the Audit Committee as defined in the rules of the SEC.

          Robert A. Yanover has served as a director of Ultimate since January 1997 and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Yanover founded Computer Leasing Corporation of Michigan, a private leasing company, in 1975 and served as its President from its founding until 2007, at which time Mr. Yanover retired. Mr. Yanover also founded Lason, Inc., a corporation specializing in the imaging business, and served as Chairman of the Board from its inception in 1987 until 1998 and as a director through February 2001. Mr. Yanover brings to the Board his experience and strong business and leadership skills, having served as president and chairman of public and private companies for over 30 years. In addition, having served as a director of Ultimate for the past 15 years, Mr. Yanover brings to the Board deep institutional knowledge, including a well developed understanding of Ultimate’s business operations and the fundamentals essential to its business model.

     Information regarding Messrs. Rick A. Wilber, Marc D. Scherr and James A. FitzPatrick, Jr., is included under the heading “PROPOSAL I – ELECTION OF DIRECTORS.”

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

          As a provider of Web-based payroll and talent management solutions, our long-term success depends on our ability to (i) develop, enhance and market our products and services to keep pace with our competitors; (ii) adapt to technological advancements and changing industry standards; and (iii) expand the functionality of our products and services to address the increasingly sophisticated requirements of our customers. To achieve these goals, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization who are committed to Ultimate’s core values of excellence, integrity and teamwork.

          It is our belief that compensation should be based on the level of job responsibility, individual performance and Ultimate’s performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Ultimate’s performance, since they are more able to affect Ultimate’s results. Additionally, compensation should reflect the value of the job in the marketplace. In order to attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent. Although the programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across Ultimate.

          Our Compensation Committee is responsible for developing and approving Ultimate’s compensation program for the executive officers and other officers of Ultimate. In addition, our Compensation Committee administers Ultimate’s equity-based plan and oversees such other benefit plans as Ultimate may from time to time maintain.

          Our Compensation Committee is composed of four non-employee directors, Messrs. LeRoy A. Vander Putten (Chairman), Rick A. Wilber, Robert A. Yanover and Alois T. Leiter.

          The executive compensation program was designed to reward executive officers for achieving Ultimate’s strategic goals and to align the interests of the executive officers with those of Ultimate’s stockholders. In particular, Ultimate’s Amended and Restated 2005 Equity and Incentive Plan (the “Plan”) is intended to (i) provide a vehicle for compensating Ultimate’s key personnel by giving them the opportunity to acquire a proprietary interest in Ultimate’s Common Stock by receiving equity-based incentive compensation; (ii) provide management with equity ownership in Ultimate commensurate with Ultimate’s performance, as reflected in increased stockholder value; (iii) attract, motivate and retain key employees and non-employee directors by maintaining competitive compensation levels; and (iv) provide an incentive to management for continuous employment with or service to Ultimate.

          This philosophy is reflected in an executive compensation package that is generally comprised of three elements (collectively, “Total Compensation”): (i) base salary, which is determined on the basis of the individual’s position and responsibilities with Ultimate; (ii) incentive performance awards payable in cash and tied to Ultimate’s achievement of specified financial targets; and (iii) long-term stock-based incentive compensation, which is related to Ultimate’s achievement of specified financial and other performance targets and which includes the issuance of restricted stock awards and/or stock unit awards that create a link between executive compensation and the interests of Ultimate’s stockholders. The Compensation Committee has also granted stock options to executive officers and employees in prior years.

The Compensation Committee’s Processes

          The Compensation Committee utilizes different processes to assist it in ensuring that Ultimate’s executive compensation program is achieving its objectives. Among those are:

0	Industry Comparison. The Compensation Committee establishes Total Compensation levels for executives that it believes are competitive with industry compensation practices of other software and technology companies of comparable size. In order to enhance its objectivity and independence, the Compensation Committee has, in the past, obtained advice and/or recommendations of an outside compensation consulting firm, Watson Wyatt and Company (“Watson Wyatt”). In addition, the Compensation Committee reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered to chief executive officers by businesses that are comparable to Ultimate in terms of size and industry group. Included in this group in 2011 were the following companies: Salesforce.com, Inc., Concur Technologies Inc., SuccessFactors Inc. and Netsuite, Inc. (collectively, the “Survey Group”). Generally, the Chief Executive Officer provides recommendations for other executive officer compensation changes to the Compensation Committee for its review. Ultimate’s objective is generally to set the Total Compensation of the executive officers of Ultimate in the broad middle range of comparable sized companies. In 2011, the Chairman of the Compensation Committee compiled a survey of 2010 Total Compensation of the chief executive officers and next highest paid officers of Ultimate and the companies comprising the Survey Group, based upon 2010 proxy statement disclosures. The 2010 respective total compensation of each of Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman ranked last, when compared to the 2010 total compensation paid to the chief executive officers, chief operating officers and chief financial officers, respectively, in the Survey Group. The Compensation Committee believes Total Compensation for each of the executive officers is competitive with other software and technology companies of comparable size.

0	Assessment of Ultimate’s Performance. The Compensation Committee uses Ultimate’s performance measures in establishing total compensation ranges. The Compensation Committee may consider various measures of Ultimate’s performance, including sales, earnings per share and growth in recurring revenue. The Compensation Committee makes a subjective determination after considering such measures collectively. In addition, as described in more detail below, the Compensation Committee may grant performance awards under a formula provided for under the Plan. Such awards shall represent the right to receive a payment in cash or equity if corporate performance goals established by the Compensation Committee for a certain performance period are satisfied.

0	Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the executive officers. The members of the Compensation Committee meet with the Chief Executive Officer, and then meet in executive session, when compensation is being considered in order to evaluate the Chief Executive Officer’s performance for the year. This evaluation is considered by the Compensation Committee in setting the Chief Executive Officer’s compensation. For the other executive officers, the Compensation Committee reviews the compensation recommendation from the Chief Executive Officer and may also exercise its judgment based on the Compensation Committee’s assessment of the performance of such executive officers. Elements of the individual performance of Scott Scherr taken into account by the Compensation Committee include his leadership of Ultimate as a whole, his particular leadership in and the results of the sales and marketing function, his communications with the Board, employees, customers, stockholders and the investment community and his responsibility for the culture of Ultimate. Elements of the individual performance of Marc Scherr taken into account by the Compensation Committee include his leadership in and results of the product strategy, development, shared services, enterprise and workplace groups and his communications with the Board. Elements of the individual performance of Mr. Dauerman taken into account by the Compensation Committee include his leadership of the finance department and its operations and his communications with the Board, the Audit Committee, Ultimate’s independent auditors and the investment community.

Shareholder Advisory Votes on Named Executive Officer Compensation

          At the 2011 Annual Meeting of the Stockholders of Ultimate (the “2011 Annual Meeting”), we provided our shareholders with the opportunity to vote, on an advisory basis, to approve the compensation of our named executive officers as described in our proxy statement for the 2011 Annual Meeting. Our shareholders approved compensation of our named executive officers with 64.4% of the votes cast in favor. While this vote was advisory and non-binding, our Compensation Committee took it into consideration in determining our compensation policies and practices as described in this proxy statement. In light of the approval of our named executive officer compensation by a majority of our shareholders, our Compensation Committee determined that no changes needed to be made to our compensation policies and practices in response to the shareholder advisory vote.

          In accordance with our recommendation and the advisory vote of our shareholders on the frequency of shareholder advisory votes on named executive officer compensation at the 2011 Annual Meeting, we intend to present to shareholders a proposal for an advisory vote on named executive officer compensation each year until the next required vote on frequency in 2017. This year, the proposal is set forth below under “Proposal III – Advisory Vote on Named Executive Officer Compensation.” The Compensation Committee will consider such shareholder advisory votes in any subsequent determination of compensation policies and practices.

Components of Executive Compensation for 2011

          Ultimate’s compensation program balances both the mix of cash and equity compensation and the mix of currently-paid and longer-term compensation in a way that furthers the compensation objectives discussed above. Following is a discussion of the Compensation Committee’s considerations in establishing each of the components for the executive officers.

Base Salary

          Base salary is the fixed element of employees’ annual cash compensation. Our executive compensation program is designed to align executive performance with the financial and strategic objectives of Ultimate, to reward executive management for the successful performance of these objectives and to encourage the executives to be focused on building long-term success. Therefore, a portion of these employees’ total compensation is performance-based.

          The Compensation Committee annually reviews and determines the base salary of the Chief Executive Officer and the base salaries of the other executive officers based on the recommendations of the

Chief Executive Officer. Base salaries are generally adjusted to reflect promotions, increases in responsibilities and competitive considerations. In order to attract and retain qualified executives, Ultimate provides base salaries it considers to be competitive.

          While determining the base salary for Ultimate’s President and Chief Executive Officer, Mr. Scott Scherr, for 2011, the Compensation Committee reviewed the current and long term incentive compensation of the chief executive officers of certain software and technology companies including Salesforce.com, Inc., Concur Technologies Inc., SuccessFactors Inc., SI Corporation, NIC Inc., Art Technology Group, Inc., Vocus, Inc., J2 Global Communications, Ariba,Inc., Websense, Inc., Lawson Software, Inc. and Paychex, Inc., that had market capitalizations comparable to that of Ultimate. This information provided the basis of a competitive review of Mr. Scherr’s compensation; however, the Compensation Committee did not attempt to “benchmark” Mr. Scherr’s base salary against the base salary of these or other chief executive officers. Instead, the Compensation Committee exercised its own judgment based upon Mr. Scherr’s personal performance, in particular his successful leadership of Ultimate with a business strategy focused on maximizing recurring revenue streams by selling Ultimate’s UltiPro software offerings primarily on a recurring revenue basis and maintaining strong customer retention. During the Compensation Committee’s evaluation of Mr. Scherr’s performance as of October 2010, Mr. Scherr stated that he and Mr. Marc D. Scherr had determined that they would not request or accept an increase in their base salaries for 2011. Therefore, the Compensation Committee did not increase Mr. Scherr’s base salary in 2011 and it remained at $700,000 for 2011.

          The Compensation Committee reviewed with Mr. Scott Scherr the performance of Mr. Marc D. Scherr as Ultimate’s Vice Chairman and Chief Operating Officer in overseeing Ultimate’s strategic and operational activities. As discussed above, in October 2010, Mr. Marc D. Scherr advised the Compensation Committee that he would not accept an increase in his base salary for 2011. Therefore, the Compensation Committee did not increase Mr. Marc D. Scherr’s base salary in 2011 and it remained at $625,000 for 2011. The Compensation Committee also reviewed with Mr. Scott Scherr the performance of Mr. Dauerman as Ultimate’s Chief Financial Officer, including his oversight of financial and accounting functions and Ultimate’s relationships with the investment community. Based upon Mr. Scott Scherr’s recommendation that the base salaries of all three executive officers should remain unchanged for 2011, and its review with him, the Compensation Committee determined that Mr. Mitchell K. Dauerman’s base salary would remain at $475,000 for 2011.

Incentive Compensation

          From time to time, on a discretionary basis, the Compensation Committee approves (i) incentive performance awards payable in cash and tied to the achievement of corporate performance goals (“Cash Bonuses”); and (ii) long-term stock-based incentive compensation. In order to provide incentives to new employees and in recognition of superior performance, promotions and increased responsibilities of executive officers and employees, Ultimate provides long-term stock-based incentive compensation payable through the issuance of (i) options to purchase shares of Ultimate’s Common Stock (“Stock Options”); (ii) Restricted Stock Awards; and/or (iii) Stock Unit Awards (collectively, “Stock-Based Compensation”). All employees of Ultimate are eligible for discretionary Cash Bonuses and Stock-Based Compensation, based on the achievement of corporate and individual performance goals and as approved by the Compensation Committee.

Incentive Performance Awards

          The Compensation Committee may grant performance awards under the Plan, which shall represent the right to receive a payment in cash or equity if the performance goals established by the Compensation Committee for a performance period are satisfied. At the time a performance award is granted, the Compensation Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Compensation Committee deems appropriate. The Compensation Committee may also determine a target payment amount or a range of payment amounts for each award. The performance goals applicable to a performance award grant may be subject to adjustments as the Compensation Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. At the end of the performance period, the Compensation Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any.

          In February 2011, the Compensation Committee approved grants of contingent cash Performance Awards (as defined in the Plan) to certain members of senior management, including our named executive officers, Mr. Scott Scherr, Mr. Marc D. Scherr and Mr. Mitchell K. Dauerman. Pursuant to this grant, the aggregate amount of the Performance Awards, subject to the maximum referred to below, was equal to the excess, if any, of (A) Ultimate’s pretax operating income, as reflected in its audited financial statements for the year ended December 31, 2011, adjusted to add back the charges for such Performance Awards, as well as the charges for non-cash stock-based compensation expense and non-cash amortization of acquired intangible assets, over (B) $34,800,000. The maximum aggregate amount of the Performance Awards granted was $2,700,000. The respective percentages of the aggregate Performance Awards to Mr. Scott Scherr, Mr. Marc D. Scherr and Mr. Mitchell K. Dauerman were 12%, 12% and 10%, respectively. The remainder of the aggregate Performance Awards were awarded to other members of senior management. Based upon the audited financial statements of Ultimate for the year ended 2011 and the formula described in (A) and (B) above, none of Mr. Scott Scherr, Mr. Marc D. Scherr, Mr. Mitchell K. Dauerman or any other officer or employee received a cash Performance Award in 2012 for Ultimate’s 2011 performance.

Long-Term Stock-Based Incentive Compensation

     Ultimate grants long-term equity incentives in the form of Stock-Based Compensation that converts into shares of Common Stock. The Compensation Committee has sole discretion in awarding stock awards and does not delegate such authority to our management nor does our management have the ability to select or influence stock award grant dates. Ultimate grants Restricted Stock Unit Awards to its employees under the Plan. Such Restricted Stock Unit Awards vest in three equal annual installments of 33-1/3% of the number of Restricted Stock Unit Awards on each of the first three anniversaries of the date of grant thereof, subject to the participant’s continued employment with Ultimate or any of its subsidiaries on each such vesting date, and shall be payable in Common Stock or cash, provided, however, that if any such anniversary is not a date on which Ultimate’s Common Stock is traded on NASDAQ, then the vesting date shall be the last trading day preceding such day on which Ultimate’s Common Stock is traded on NASDAQ; and provided further, however, that if the Chief Financial Officer (“CFO”) of Ultimate should determine that any such anniversary falls within a period during which the participant is prohibited from trading Ultimate’s Common Stock under Ultimate’s stock trading policy, the CFO shall so advise the participant in writing and the vesting date shall be the date as of which the CFO has determined that such period has ended.

          During 2011, the Compensation Committee provided long-term stock-based incentive compensation to Mr. Scott Scherr, based on his performance, as discussed above, his level of equity ownership in Ultimate and the determination by the Compensation Committee to increase the equity related component of executive compensation. During 2011, Mr. Scherr received one grant of a Restricted Stock Award for 50,000 restricted shares of Common Stock.

          During 2011, the Compensation Committee provided long-term stock-based incentive compensation to Mr. Marc D. Scherr based on his performance, as discussed above, his level of equity ownership in Ultimate and the determination by the Compensation Committee to increase the equity related component of executive compensation. During 2011, Mr. Scherr received one grant of a Restricted Stock Award for 35,000 restricted shares of Common Stock.

          During 2011, the Compensation Committee provided long-term stock-based incentive compensation to Mr. Mitchell K. Dauerman based on his performance as discussed above, his level of equity ownership in Ultimate and the determination by the Compensation Committee to increase the equity related component of executive compensation. During 2011, Mr. Dauerman received one grant of a Restricted Stock Award for 20,000 restricted shares of Common Stock.

          Holders of Restricted Stock Awards have all rights of a stockholder including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Each Restricted Stock Award becomes vested on the fourth anniversary of the respective date of grant, subject to the grantee’s continued employment with Ultimate or any subsidiary on each such vesting date and further subject to accelerated vesting in the event of a “change in control” of Ultimate (as defined in the Plan) or the grantee’s death, disability or termination of the grantee’s employment with Ultimate without cause.

          Holders of Stock Unit Awards do not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the participant pursuant to the terms of the award agreement.

Severance Benefits

          Except as described below, Ultimate is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

          The Board has adopted two Amended and Restated Change in Control Bonus Plans (first adopted in March 2004). One Change in Control Bonus Plan provides for the payment of cash amounts to Ultimate’s three named executive officers upon a “change in control” of Ultimate as defined in the Plan. The other Change in Control Bonus Plan provides for the payment of cash amounts in the event of a “change in control” to employees other than the named executive officers of Ultimate as designated by the Compensation Committee. (The two Amended and Restated Change in Control Bonus Plans are hereinafter referred to collectively as the “CIC Plan”.) A “change in control” would occur (i) if Ultimate were to complete a consolidation or merger pursuant to which the stockholders of Ultimate immediately prior to the merger or consolidation did not have beneficial ownership of 50% or more of the combined voting power of Ultimate’s securities outstanding immediately after the merger or consolidation, (ii) if Ultimate were to sell, lease or transfer all or substantially all of its assets or business or (iii) if beneficial ownership of more than 50% of Ultimate’s Common Stock were acquired by a person or entity other than Ultimate, a subsidiary or an employee benefit plan of Ultimate.

          The amount of the payments to be made to the executive officers under the CIC Plan is based upon the gross consideration received by Ultimate or its stockholders in the change in control transaction (the “CIC Consideration”). The aggregate amount of payments (including the “gross up” payments described below) that may be made to all participants under the CIC Plan may not exceed 6% of the CIC Consideration. To the extent this limit would otherwise be exceeded, the Compensation Committee would reduce payments under the Amended and Restated Change in Control Bonus Plan for Ultimate’s three named executive officers on a pro rata basis. In the event such payments were reduced to zero and aggregate payments under the CIC Plan would still exceed 6% of the CIC Consideration, the Committee would reduce one or more other payments in its discretion in the manner that it determines to be equitable. No payments will be made under the CIC Plan to any participant whose employment with Ultimate is terminated prior to the consummation of the change in control transaction.

          In adopting the CIC Plan, the Board determined not to require that only participants whose employment was terminated in connection with a change in control would be eligible to receive the CIC Consideration. The view of the Board upon adoption of the CIC Plan was that the ownership of equity in Ultimate by executives and employees was relatively small and that the CIC Consideration would provide a fair and reasonable means by which they could participate with stockholders in connection with a change in control. In addition, it was the view of the Board that these payment arrangements would encourage executives and employees to remain with Ultimate during a period of uncertainty in connection with a proposed change of control.

          Under the CIC Plan, Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would be entitled to payments equal to 1.75%, 1.3125% and 0.4375%, respectively, of the CIC Consideration. To the extent that change in control payments to these individuals, whether under the CIC Plan or otherwise, would exceed the limitations of Section 280G of the Internal Revenue Code of 1954, as amended (the “Code”), they would be entitled to receive an additional “gross up” payment to indemnify them for the effect of the resulting excise tax imposed on the individuals, subject to the 6% aggregate limitation referred to above. Assuming that there was a change in control on December 31, 2011, at the closing price of Ultimate’s Common Stock on NASDAQ on the last trading day of the year, Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would have been entitled to receive approximately $41.9 million, $31.4 million and $10.4 million, respectively, inclusive of amounts in respect of such “gross up” under the CIC Plan.

          The Board may amend or terminate the CIC Plan at any time, provided that any resulting reduction in a participant’s right to payments is compensated for by an arrangement of comparable or greater value.

Accelerated Vesting

          In addition to the severance provisions described above, Ultimate’s Stock-Based Compensation for our executive officers is subject to accelerated vesting under certain circumstances described below.

          Stock Options. Ultimate’s stock options issued to the executive officers pursuant to the Plan ordinarily vest 25% on the date of grant and 25% on each of the first three anniversaries of the date of grant, subject to each executive officer’s continued employment with Ultimate. However, pursuant to the terms of the Nonqualified Stock Option Award Agreements entered into between Ultimate and the executive officers under the Plan, in the event of death, disability or a change in control of Ultimate (each, an “Accelerated Vesting Occurrence”), each executive officer’s unvested stock options under the Plan would immediately vest and become fully exercisable. Stock options held by Ultimate’s executive officers were fully vested as of December 31, 2011.

          Restricted Stock Awards. Ultimate’s shares of restricted stock issued pursuant to the Plan ordinarily vest on the fourth anniversary of the date of grant, subject to each executive officer’s continued employment with Ultimate. However, pursuant to the terms of the Restricted Stock Award Agreements entered into between Ultimate and the executive officers under the Plan, in the event of an Accelerated Vesting Occurrence, each executive officer’s shares of unvested restricted stock would immediately vest. Assuming that there was an Accelerated Vesting Occurrence on December 31, 2011, the unvested shares of restricted stock held by Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would have automatically vested and they would have been entitled to receive amounts equal to the value of $22,628,744, $15,026,310 and $4,004,880, respectively, as a result of such acceleration. These amounts are derived from the per share Year End Fair Market Value (as defined below) of the Common Stock multiplied by the number of shares being accelerated. In addition, pursuant to the terms of the Restricted Stock Award Agreements entered into between Ultimate and the executive officers under the Plan, in the event an executive officer’s employment is terminated by Ultimate without cause (a “Termination Without Cause Occurrence”), 1/48th (one forty-eighth) of the shares of restricted stock for each complete month of continued employment by the executive officer with Ultimate following the applicable dates of grant would immediately vest. Assuming that there was a Termination Without Cause Occurrence on December 31, 2011, a portion of the unvested shares of restricted stock held by Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would have automatically vested on a pro-rated basis as described above and they would have been entitled to receive amounts equal to the value of $13,437,422,

$9,168,929 and $1,575,090, respectively, as a result of such acceleration. These amounts are derived from the per share fair market value of the Common Stock, at the closing price of the Common Stock on NASDAQ on the last trading day of 2011 (the “Year End Fair Market Value”) multiplied by the pro-rated number of shares being accelerated.

Tax Deductibility of Executive Compensation

     In general, Section 162(m) of the Code disallows a deduction for any compensation paid in excess of $1 million during a calendar year to any of Ultimate’s named executive officers as determined pursuant to the executive compensation disclosure rules under the Exchange Act (other than the principal financial officer). An exemption from this limitation applies to “performance-based compensation.” The Compensation Committee has endeavored, to the extent it deems consistent with the best interests of Ultimate and its stockholders, to obtain deductibility of compensation paid to executive officers. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m), standards when necessary to enable Ultimate to meet its overall objectives, even if Ultimate may not deduct all of the compensation. Accordingly, the Compensation Committee will award non-deductible compensation in appropriate circumstances. For 2011, a significant portion of the compensation paid to Ultimate’s named executive officers was not deductible pursuant to the limitations of Section 162(m).

Employee Benefits

          Ultimate offers core employee benefits coverage in order to provide our workforce with a reasonable level of financial support in the event of illness or injury, and to enhance productivity and job satisfaction through programs that focus on work/life balance.

          The benefits available are the same for all U.S. employees and executive officers and include medical and dental coverage, disability insurance, and life insurance. In addition, our 401(k) Plan provides a reasonable level of retirement income reflecting employees’ careers with Ultimate. All U.S. employees, including executive officers, participate in these plans.

          The cost of post-employment benefits is partially borne by the employee, including each executive officer.

Perquisites

          Ultimate does not provide significant perquisites or personal benefits to executive officers.

Summary Compensation Table

          The following table sets forth information, for the fiscal years ended December 31, 2011, 2010 and 2009, regarding the aggregate compensation we paid to our named executive officers:

				($)	($)	($)	($)
Name and				Stock	Option	Non-Equity	All Other
Principal		($)	($)	Awards	Awards	Incentive Plan	Compensation	($)
Position	Year	Salary	Bonus	(1)	(2)	Compensation	(3)	Total
Scott Scherr – Chairman
of the Board, President	2011	$700,000	$–	$3,178,500	$–	$ –	$4,950	$3,883,450
and Chief Executive	2010	700,000	–	1,576,125	–	–	4,950	2,281,075
Officer	2009	700,000	–	1,381,500	–	33,339	4,950	2,119,789

Marc D. Scherr –
Vice Chairman and	2011	$625,000	$–	$2,224,950	$–	$ –	$4,950	$2,854,900
Chief Operating Officer	2010	625,000	–	788,063	–	–	4,950	1,418,013
	2009	625,000	–	690,750	–	25,004	4,950	1,345,704

Mitchell K. Dauerman -
Executive Vice
President, Chief	2011	$475,000	$–	$1,271,400	$–	$–	$4,950	$1,751,350
Financial Officer	2010	475,000	–	483,345	–	–	4,950	963,295
and Treasurer	2009	475,000	–	414,450	–	16,669	4,950	911,069
____________________

(1)

Includes shares of Common Stock subject to Restricted Stock Awards granted to the executive in 2011, 2010 and 2009 under Restricted Stock Award agreements. The total number of restricted shares of Common Stock issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2011 was 50,000, 35,000 and 20,000, respectively. In accordance with ASC 718, the grant date fair value of such shares was $3,178,500, $2,224,950 and $1,271,400, respectively. The aggregate number of restricted shares of Common Stock issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2010 was 37,500, 18,750 and 11,500, respectively. In accordance with ASC 718, the grant date fair value of such shares was $1,576,125, $788,063 and $483,345, respectively. The aggregate number of restricted shares of Common Stock issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2009 was 50,000, 25,000 and 15,000, respectively. In accordance with ASC 718, the grant date fair value of such shares was $1,381,500, $690,750 and $414,450, respectively. The restricted shares granted in 2011, 2010 and 2009 vest upon the fourth anniversary of the respective date of grant, subject to the executive’s continued employment by Ultimate, or a subsidiary, on the vesting date and subject further to accelerated vesting in the event of a “change in control” of Ultimate (as defined in the Plan), the executive’s death or disability or the termination of the executive’s employment by Ultimate without cause. The total amount in the “Stock Awards” column above represents the grant date fair value of Restricted Stock Awards for each executive officer (excluding forfeiture assumptions) in accordance with ASC 718.

A discussion of the assumptions used in calculating these values may be found in Note 16 of Ultimate’s Annual Report on Form 10-K filed with the SEC on February 29, 2012.

(2)	There were no option awards granted in 2011, 2010 or 2009.

(3)	Consists of contributions by Ultimate to Ultimate’s 401(k) Plan on behalf of the executive officers indicated.

Grants of Plan-Based Awards in 2011

          The following table provides information concerning the Stock Based Compensation awards and cash bonus awards made to the named executive officers in fiscal 2011 under the Plan.

			Estimated Possible Payouts
			Under Non-Equity Incentive
			Plan Awards (1)
						All
						Other
						Stock
						Awards:
						Number
						of
						Shares
		Compensation				of Stock	Grant Date
	Grant	Committee	Threshold	Target	Maximum	or Units	Fair Value
Name	Date	Action Date	($)	($)	($)	(#)	($)
Scott Scherr	2/7/2011	2/7/2011	$0	–	$324,000
	11/6/2011	10/24/2011	–	–	–	50,000	$3,178,500

Marc D. Scherr	2/7/2011	2/7/2011	$0	–	$324,000
	11/6/2011	10/24/2011	–	–	–	35,000	$2,224,950

Mitchell K. Dauerman	2/7/2011	2/7/2011	$0	–	$270,000
	11/6/2011	10/24/2011	–	–	–	20,000	$1,271,400

(1)	These columns show the threshold and maximum payouts under the Plan for cash Performance Awards. The Awards do not provide for any target amount. For a description of these Performance Awards, see “Compensation Discussion and Analysis – Incentive Compensation – Incentive Performance Awards.”

          Ultimate has no employment agreements with its executive officers.

          The material factors necessary to understand each of the awards listed in the Grants of Plan-Based Awards in the 2011 table are discussed in detail above under the heading “Compensation Discussion and Analysis” under the subheading “Incentive Compensation.”

Outstanding Equity Awards at 2011 Fiscal Year-End

          The following table sets forth, for Ultimate’s Chief Executive Officer and all other executive officers of Ultimate, certain information concerning unexercised Stock Options; stock that has not vested; and equity incentive plan awards as of the end of Ultimate’s last completed fiscal year:

Option Awards						Stock Awards
	Number of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares or	Market Value of	Vest Date of
	Unexercised	Unexercised	Option	Option		Units That	Shares or Units	Stock and
	Options	Options	Exercise	Expiration		Have Not	That Have Not	Unit
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date		Vested (#)	Vested ($) (3)	Awards
Scott Scherr	–	–	–	–	–	209,993	13,674,744	10/27/2012	(2)
	–	–	–	–	–	50,000	3,256,000	11/6/2013	(2)
	–	–	–	–	–	37,500	2,442,000	11/6/2014	(2)
	–	–	–	–	–	50,000	3,256,000	11/6/2015	(2)

Marc D. Scherr	48,417	–	3.49	1/2/2013	(1)	151,998	9,898,110	10/27/2012	(2)
	50,000	–	9.40	10/31/2013	(1)	25,000	1,628,000	11/6/2013	(2)
	75,000	–	13.05	10/20/2014	(1)	18,750	1,221,000	11/6/2014	(2)
	60,000	–	15.90	5/17/2015	(1)	35,000	2,279,200	11/6/2015	(2)

Mitchell K. Dauerman	11,751	–	3.49	1/2/2013	(1)	15,000	976,800	10/27/2012	(2)
	20,000	–	9.40	10/31/2013	(1)	15,000	976,800	11/6/2013	(2)
	25,000	–	13.05	10/20/2014	(1)	11,500	748,880	11/6/2014	(2)
	–	–	–	–	–	20,000	1,302,400	11/6/2015	(2)

(1)	All such options expire ten years from the date of grant.
(2)	All such restricted stock grants fully vest on the fourth anniversary of the date of grant subject to accelerated vesting in the event of a “change in control” of Ultimate (as defined in the Plan), the executive’s death or disability or termination of the executive’s employment by Ultimate without cause.
(3)	The market value of the unvested equity incentive plan awards was calculated based on the closing market price of Ultimate’s stock at the end of the last completed fiscal year. The closing price of Ultimate’s stock on NASDAQ on December 30, 2011, the last trading day of 2011, was $65.12.

Option Exercises and Stock Vested in 2011

          The following table sets forth, for Ultimate’s Chief Executive Officer and all other named executive officers of Ultimate, certain information concerning each exercise of Stock Options, and each vesting of stock, including restricted stock, stock units and similar instruments, during the last completed fiscal year:

Option Awards			Stock Awards
	(#)		(#)
	Number of	($)	Number of	($)
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized on
Name	Exercise	on Exercise (1)	Vesting	Vesting (2)
Scott Scherr	–	$ –	227,994	$ 12,362,678

Marc D. Scherr	–	–	166,598	8,829,983

Mitchell K. Dauerman	–	–	15,000	804,750

          (1) The named executive officers did not acquire any shares upon exercise of option awards during the fiscal year ended December 31, 2011.

          (2) Amounts reflect the fair market value on the date of vesting. Mr. Marc D. Scherr had a Restricted Stock Award vest on February 6, 2011. Mr. Scott Scherr had a Restricted Stock Award vest on May 15, 2011. Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman had Restricted Stock Awards vest on October 23, 2011. The closing price of Ultimate’s stock on NASDAQ on February 6, 2011, May 15, 2011 and October 23, 2011 was $51.25, $55.83 and $53.65, respectively.

Relationship between Compensation Policies and Risk Management

          Ultimate’s management has reviewed Ultimate’s compensation policies and practices for all employees and does not believe that there are any risks arising from such compensation policies and practices that are reasonably likely to have a material adverse effect on Ultimate.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed and discussed with Ultimate’s management the disclosure set forth under the heading “Compensation Discussion and Analysis” appearing on pages 27 to 34 of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that such “Compensation Discussion and Analysis” be included in this Proxy Statement.

LeRoy A. Vander Putten, Chairman
Rick A. Wilber
Robert A. Yanover
Alois T. Leiter
Members of the Compensation Committee

AUDIT COMMITTEE REPORT

          The Audit Committee is composed of three non-employee directors, Messrs. Robert A. Yanover (Chairman), LeRoy A. Vander Putten and Rick A. Wilber, and operates under a written charter adopted by the Board, a copy of which is available on Ultimate’s website at www.ultimatesoftware.com. The Audit Committee oversees Ultimate’s financial reporting process on behalf of the Board, reviews the independence of Ultimate’s auditors and fulfills the other responsibilities provided for in its charter. The Audit Committee has sole authority to appoint the independent auditors and terminate their engagement.

          Management is responsible for Ultimate’s consolidated financial statements, systems of internal control and the financial reporting process. Ultimate’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Ultimate’s consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles. In addition, KPMG was responsible for expressing an opinion on Ultimate’s internal control over financial reporting based on their audit as of December 31, 2011. The Audit Committee’s responsibility is to monitor and oversee these processes.

          The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee held five meetings during fiscal 2011.

          The Audit Committee hereby reports as follows:

1.	The Audit Committee reviewed and discussed the audited consolidated financial statements with management and has met with the independent registered public accounting firm, KPMG LLP, with and without management present, to discuss the results of their fiscal 2011 examination, their evaluation of Ultimate’s internal controls, and the overall quality of Ultimate’s financial reporting.
2.	The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.
3.	The Audit Committee reviewed the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG LLP that firm’s independence from Ultimate and its management, including whether the independent auditor’s provision of non-audit services to Ultimate are compatible with maintaining their independence.

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that Ultimate’s audited consolidated financial statements as of and for the year ended December 31, 2011 be included in Ultimate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC, which occurred on February 29, 2012.

Robert A. Yanover, Chairman
LeRoy A. Vander Putten
Rick A. Wilber
Members of the Audit Committee

KPMG LLP FEES

          The following table presents fees for professional services rendered by Ultimate’s independent registered public accounting firm, KPMG LLP, for the audit of Ultimate’s annual consolidated financial statements and internal control over financial reporting for the years ended December 31, 2011 and 2010, together with fees billed for other services rendered by KPMG LLP during those periods.

	2011	2010
Audit Fees (1)	$454,500	$457,500
Audit-Related Fees (2)	184,025	172,248
Tax Fees (3)	–	–
All Other Fees (4)	–	–
Total Fees	$638,525	$629,748

____________________

(1)	Consists of the aggregate fees and expenses incurred for the audits of Ultimate’s consolidated financial statements for fiscal years 2011 and 2010 and the reviews of Ultimate’s 2011 and 2010 quarterly reports on Forms 10-Q. The audit fees for the years ended December 31, 2011 and 2010 also include fees for services rendered in connection with Section 404 of the Sarbanes-Oxley Act internal controls audit work.
(2)	Consists of fees incurred for services provided by KPMG LLP in relation to the issuance of Report of Controls Placed in Operation and Tests of Operating Effectiveness service auditors’ reports during 2011.
(3)	There were no fees incurred for tax compliance services during 2011 or 2010.
(4)	Consists of the aggregate fees for products and services provided by KPMG LLP that were not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” Ultimate did not purchase any other products or services from KPMG LLP during 2011 or 2010.

Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

          Consistent with the SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve services to be performed by Ultimate’s principal independent auditor prior to commencement of the specified service. Under the policy, the Audit Committee must pre-approve the provision of services by Ultimate’s principal auditor prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chairman of the Board, President and Chief Executive Officer, the Chief Financial Officer, or a designee of either with a statement as to whether, in their view, the request is consistent with the SEC rules on auditor independence. All of the services performed by KPMG LLP during 2011 and 2010 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On October 24, 2011, the Board adopted a written policy setting forth procedures for the review and approval or ratification of related party transactions. The policy covers all transactions between Ultimate and any related party involving or expected to involve more than $120,000 in the aggregate in any calendar year. Under the policy, a related party includes any current or former executive officer, director or director nominee, any person or group with greater than a 5% beneficial ownership of Ultimate’s voting securities or any immediate family member of the foregoing.

          The policy provides that the Audit Committee review the material facts of any related party transaction in order to approve such transaction. If prior approval is not feasible, then such transaction must be ratified by the Audit Committee at its next regularly scheduled meeting or be rescinded. In making its determination, the Audit Committee considers (i) the extent of the related party’s interest in the related party transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the related party transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit to Ultimate and (v) the aggregate value of the related party transaction. Certain transactions, such as otherwise pre-approved compensation to an executive officer or director or transactions in which charges or rates are fixed by law or determined through a competitive bidding process, are deemed not to be related party transactions.

          Mr. James A. FitzPatrick, Jr., a member of the Board, is a partner in the law firm Dewey & LeBoeuf LLP, which provides legal services to Ultimate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Mr. Alois T. Leiter, a member of the Board and the Compensation Committee, has entered into an agreement with Ultimate pursuant to which he agreed to (i) attend and participate in certain internal meetings of Ultimate; (ii) assist Ultimate’s salespeople with prospects; and (iii) act as an official spokesperson for Ultimate in exchange for which Ultimate agreed to make contributions to Leiter’s Landing, a non-profit charitable organization benefiting children that was formed by Mr. Leiter, in the amount of one tenth (1/10) of one percent, or 0.1%, of Ultimate’s total annual revenue as reported in its financial statements, such payments not to exceed $200,000 in any one year. Ultimate’s payment to Leiter’s Landing for 2011 under this agreement aggregated $200,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires Ultimate's executive officers and directors and persons who beneficially own more than 10% of Ultimate's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish Ultimate with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to Ultimate and written representations from the executive officers and directors, Ultimate believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were met during 2011.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

          Under the rules of the SEC, any proposal by a stockholder to be presented at the 2013 Annual Meeting of Stockholders and to be included in Ultimate's Proxy Statement for such meeting must be received at Ultimate's principal corporate office at 2000 Ultimate Way, Weston, Florida 33326, no later than the close of business on December 6, 2012. Proposals should be sent to the attention of the Secretary of Ultimate. Any such stockholder proposal must comply with the applicable rules of the SEC.

          Under Ultimate’s By-Laws, proposals of stockholders not included in the proxy materials may be presented at the 2013 Annual Meeting of Stockholders only if Ultimate’s Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to April 5, 2013, the first anniversary of the Proxy Statement in connection with the 2012 Annual Meeting of Stockholders (subject to exceptions if the 2013 Annual Meeting is advanced by more than thirty days and the proposal is a proper one for stockholder action).

OTHER MATTERS

Financial Statements

          A copy of Ultimate’s Annual Report on Form 10-K, for the year ended December 31, 2011, is available on Ultimate’s website, www.ultimatesoftware.com.

Other

          Ultimate is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their best judgment.

By Order of the Board of Directors:

Vivian Maza
Secretary

Weston, Florida
April 5, 2012

EXHIBIT A

THE ULTIMATE SOFTWARE GROUP, INC.

AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN

               The Ultimate Software Group, Inc., a Delaware corporation (together with its affiliates and subsidiaries, the “Company”), hereby amends and restates The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan (as so amended and restated, the “Plan”), effective as of May 18, 2012, the date of the Company’s 2009 annual meeting of stockholders, or the date of any adjournment thereof, to provide in its entirety as follows:

1. PURPOSE

               The objectives of the Plan are (i) to provide a vehicle for compensating the Company’s key personnel by giving them the opportunity to acquire a proprietary interest in the Company’s Common Stock by receiving equity-based incentive compensation; (ii) to provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) to attract, motivate and retain key employees, non-employee directors and other service providers by maintaining competitive compensation levels; and (iv) to provide an incentive to management for continuous employment with or service to the Company.

2. DEFINITIONS

               Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

               (a) “Award” means an award of an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award granted under the Plan.

               (b) “Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

               (c) “Board” means the Board of Directors of the Company.

               (d) “Change in Control” shall have the meaning set forth in Section 14.2 hereof.

               (e) “Code” means the Internal Revenue Code of 1986, as amended.

               (f) “Committee” means the Compensation Committee of the Board or a successor thereof, or any other committee of the Board appointed by the Board to administer the Plan from time to time.

               (g) “Common Stock” means the Company’s Common Stock, par value $.01 per share.

               (h) “Company” means The Ultimate Software Group, Inc., a Delaware corporation.

               (i) “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

               (j) “Director Fee Option” means an Option granted in lieu of certain directors’ fees under Section 13 of the Plan.

               (k) “Disability” means a condition in which a Participant is considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

               (l) “Eligible Person” means any person who is an employee, officer, director, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant or advisor of the Company or any Subsidiary.

               (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               (n) “Fair Market Value” with respect to the value of a share of Common Stock as of a particular day, shall mean the last reported sale price (as reported on the NASDAQ) of the Common Stock on such day (unless such day is not a trading day, in which case, on the last trading day immediately preceding such day on which the Common Stock is traded on the NASDAQ). If the Common Stock is not listed on the NASDAQ, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

               (o) “Incentive Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

               (p) “NASDAQ” means The Nasdaq Stock Market’s National Market.

               (q) “Non-Employee Director” means any member of the Board who is not an officer or employee of the Company.

               (r) “Nonqualified Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is not an Incentive Stock Option.

               (s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

               (t) “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

               (u) “Performance Awards” means an Award under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.

               (v) “Plan” means The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan as set forth herein, as amended from time to time.

               (w) “Prior Plan” means The Ultimate Software Group, Inc. Nonqualified Stock Option Plan, as amended and restated as of December 20, 2002.

               (x) “Restricted Stock Award” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

               (y) “Section 162(m) Award” means any Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder.

               (z) “Stock Appreciation Right” means an Award under Section 7 hereof entitling a Participant to receive a payment, representing the difference between a base price per share and the Fair Market Value of a share of Common Stock on the date of exercise.

               (aa) “Stock Award” means an Award under Section 10 hereof entitling a Participant to shares of Common Stock that are free of transfer restrictions and forfeiture conditions imposed by the Plan.

               (bb) “Stock Unit Award” means an Award under Section 9 hereof entitling a Participant to a payment of a unit value based on the Fair Market Value of a share of Common Stock.

               (cc) “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. ADMINISTRATION

               Section 3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

               Section 3.2 Committee Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

               Section 3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law and such other limitations as the Committee shall determine. In no event shall such authority be delegated with respect to Awards to any members of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. In the event that authority is delegated to an officer or officers in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or officers for such purpose.

               Section 3.4 Grants to Committee Members. Any Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4. SHARES SUBJECT TO THE PLAN

               Section 4.1 Share Limitation. No further grants may be made under the Prior Plan, but awards made under the Prior Plan shall remain outstanding in accordance with their terms. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all (i) stock options granted under the Prior Plan and (ii) Awards granted to Participants under the Plan shall be 14,000,000 shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award under the Plan or any stock option under the Prior Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan pursuant to such limitation. In addition, any shares of Common Stock exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise or payment of an Award under the Plan or any stock option under the Prior Plan shall be added to the foregoing maximum share limitation and may be made subject to Awards under the Plan pursuant to such limitation. Any Awards under the Plan settled in cash shall not be counted against the foregoing maximum share limitation. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be returned or added to the aggregate share reserve under the Plan upon the termination, forfeiture, cancellation or other disposition of a stock option granted under the Prior Plan shall be limited to 6,000,000 shares.

               Section 4.2 Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the maximum number and kind of shares or units set forth in Sections 6.1, 7.1, 8.1, 9.1 and 10.1 hereof, (iii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance measures or goals relating to an Award and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. ELIGIBILITY AND AWARDS

               All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. To the extent deemed necessary by the Committee, an Award will be evidenced by an Award Agreement as described in Section 15.1 hereof.

6. STOCK OPTIONS

               Section 6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Options granted to any Participant during any calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 4.2 hereof).

               Section 6.2 Exercise Price. The exercise price under any Option granted to Participants under the Plan shall be equal to 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant, or such other amount as may be determined by the Committee.

               Section 6.3 Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement. An Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s employment or other service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason.

               Section 6.4 Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market broker-assisted transaction, (iv) by a combination of the foregoing methods, or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee and set forth in the Award Agreement.

               Section 6.5 Limited Transferability of Nonqualified Options. All Options shall be nontransferable except (i) upon the Participant’s death, by the Participant’s will or the laws of descent and distribution or (ii) in the case of Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An award for a Nonqualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant’s “family member,” as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement under the Securities Act of 1933, which may include a trust for the benefit of a Participant and/or a Participant’s family member. The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

               Section 6.6 Additional Rules for Incentive Stock Options.

               (i) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation §1.421-7(h).

               (ii) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

               (iii) Ten Percent Stockholders. If an Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (a) the Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (b) such Option shall not be exercisable after the expiration of five years following the date such Option is granted.

               (iv) Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

               (v) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

               (vi) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

               Section 6.7 Repricing of Stock Options Prohibited. The Committee shall not cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, or otherwise approve any modification to an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ, except in accordance with an adjustment permitted under Section 4.2 hereof.

7. STOCK APPRECIATION RIGHTS

               Section 7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. A Stock Appreciation Right granted to an Eligible Person is an Award in the form of a right to receive, upon settlement or exercise of the right but without other payment, an amount based on appreciation in the Fair Market Value of shares of Common Stock over a base price established for the Award. Stock Appreciation Rights shall be settled or exercisable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the settlement or exercisability of a Stock Appreciation Right at any time. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 4.2 hereof).

               Section 7.2 Vesting; Term; Base Price of Stock Appreciation Rights. A Stock Appreciation Right shall be settled or exercisable at such time or times as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

               Section 7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon settlement or exercise of the Stock Appreciation Right, as applicable, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of settlement or exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is settled or exercised. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of settlement or exercise, as applicable, or in a combination of cash and shares of Common Stock, subject to applicable tax withholding requirements.

               Section 7.4 Repricing of Stock Appreciation Rights Prohibited. The Committee shall not cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ, except in accordance with an adjustment permitted under Section 4.2 hereof.

8. RESTRICTED STOCK AWARDS

               Section 8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. A Restricted Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

               Section 8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

               Section 8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

               Section 8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

               Section 8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. STOCK UNIT AWARDS

               Section 9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. A Stock Unit Award is an Award to an Eligible Person of a number of hypothetical share units with respect to shares of Common Stock that are granted subject to such vesting and transfer restrictions and conditions of payment as the Committee shall determine and set forth in an Award Agreement. The value of each unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on any applicable date of determination. The Committee may grant Stock Unit Awards that are Section 162(m) Awards, as well as a Stock Unit Awards that are not Section 162(m) Awards. The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be limited to 250,000 units (subject to adjustment as provided in Section 4.2 hereof). A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of shares of Common Stock.

               Section 9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall determine, in its sole discretion, any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

               Section 9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. The payment with respect to each share unit under a Stock Unit Award shall be determined by reference to the Fair Market Value of one share of Common Stock on each applicable payment date. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. In accordance with Section 15.4 hereof, the Committee may permit a Participant to defer the receipt of payment under a Stock Unit Award until such date or event as may be elected by the Participant in accordance with rules established by the Committee.

               Section 9.4 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10. STOCK AWARDS

               Section 10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The Committee may grant Stock Awards that are Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

               Section 10.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11. PERFORMANCE AWARDS

               Section 11.1 Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each Award. The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee’s authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award. In the case of any Performance Award that is a Section 162(m) Award, performance goals shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $2,000,000.

               Section 11.2 Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements.

12. SECTION 162(m) AWARDS

               Section 12.1 Awards. Awards of Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards. Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

               Section 12.2 Performance Criteria. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: annual recurring revenues; recurring revenues; services revenues; license revenues; net or gross revenue; operating expenses; cash flow; total earnings; earnings per share, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; gross or operating margin; return on equity; return on capital; return on investment; market share; economic value added; stock price; and total stockholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

               Section 12.3 Section 162(m) Requirements. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by Section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code). As and to the extent required by Section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may allow the Committee discretion to decrease the amount of compensation payable).

13. DIRECTOR FEE OPTIONS

               Section 13.1 Board Discretion. Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the Non-Employee Directors of the Company to whom, and the time or times at which, Options may be granted, the number of shares subject to each Option, the exercise price of an Option, the time or times at which an Option will become vested and exercisable, the duration of an Option, and all other terms of an Option. Unless otherwise provided by the Board and set forth in an Award Agreement, Non-Employee Directors of the Company shall be granted Director Fee Options in accordance with the provisions of this Section 13.

               Section 13.2 Grant of Director Fee Option. Subject to Sections 13.1 and 13.7 hereof, as of each Date of Grant (determined under Section 13.3 hereof), each Non-Employee Director of the Company shall receive a grant of a Director Fee Option at an exercise price (determined under Section 13.4 hereof) to purchase a number of shares of Common Stock (determined under Section 13.5 hereof) in lieu of directors’ fees which such Non-Employee Director earned during the calendar quarter ending immediately prior to such Date of Grant.

               Section 13.3 Date of Grant. The Date of Grant of a Director Fee Option shall be the first business day of the calendar quarter immediately following the calendar quarter during which directors’ fees are earned by a Non-Employee Director, with the first such Date of Grant to be January 3, 2005.

               Section 13.4 Exercise Price. The exercise price of each share of Common Stock subject to a Director Fee Option shall be 30% of the Fair Market Value of a share of Common Stock on the applicable Date of Grant, or such other amount as may be determined by the Board. Payment of the exercise price shall be determined in accordance with the provisions of Section 6.4 hereof.

               Section 13.5 Number of Shares. The number of shares of Common Stock subject to any Director Fee Option shall equal (i) the dollar amount of the Non-Employee Director’s fees which were earned during the calendar quarter ending immediately prior to the Date of Grant, divided by (ii) the excess of the Fair Market Value of a share of Common Stock on the applicable Date of Grant over the exercise price of the Director Fee Option (determined in accordance with Section 13.4 hereof), rounded to the nearest whole share.

               Section 13.6 Vesting. Each Director Fee Option shall be fully vested on the Date of Grant.

               Section 13.7 Exercise. A Director Fee Option shall first become exercisable on the earliest to occur of the following events: (i) the fifth anniversary of the Date of Grant, (ii) the date on which the Non-Employee Director ceases to be a member of the Board, and (iii) the effective date of a Change in Control; and shall remain exercisable for the period specified in the Award Agreement as provided by the Committee at the time of grant. To the extent that a Director Fee Option is not exercised within the applicable time period (or is not otherwise settled in accordance with Section 13.8 hereof), such Director Fee Option shall be terminated and the Non-Employee Director’s rights thereunder shall be automatically forfeited.

               Section 13.8 Cash Settlement. Notwithstanding the provisions of Section 13.7 hereof, the Committee may, in its discretion, cancel the right of a Non-Employee Director to exercise a Director Fee Option upon or following the occurrence of an exercise event as described in Section 13.7 hereof in exchange for a cash payment to the Non-Employee Director equal to the product of (i) the number of shares of Common Stock subject to the Director Fee Option being cancelled, multiplied by (ii) the excess of the per share Fair Market Value of the Common Stock on the date of cancellation of the Director Fee Option over the exercise price per share of the Director Fee Option.

14. CHANGE IN CONTROL

               Section 14.1 Effect of Change in Control. The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse, and (iii) each outstanding Stock Unit Award, Stock Award and Performance Award shall become immediately and fully vested and payable.

               Section 14.2 Definition of Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon:

               (i) the consummation of any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 50% or more of the combined voting power of the Company’s (or the surviving entity’s) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

               (ii) the consummation of any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of the Company and its Subsidiaries; or

               (iii) the occurrence of any event the result of which is that any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) the Company or any Subsidiary, or (B) any employee benefit plan sponsored by the Company or any Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise.

15. GENERAL PROVISIONS

               Section 15.1 Form of Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement shall also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

               Section 15.2 Forfeiture Events. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

               Section 15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, an Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

               Section 15.4 Deferrals of Payment. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

               Section 15.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

               Section 15.6 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the service of the Company or any of its Subsidiaries, or to serve as a director thereof, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

               Section 15.7 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

               Section 15.8 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

               Section 15.9 Unfunded Plan. The adoption of the Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under the Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of the Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under the Plan.

               Section 15.10 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of any such plan.

               Section 15.11 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his or her executor, administrator and permitted transferees and beneficiaries.

               Section 15.12 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

               Section 15.13 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

               Section 15.14 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

               Section 15.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

16. Effective Date, amendment and Termination

               Section 16.1 Effective Date. The Plan shall become effective following its adoption by the Board and upon its approval by the Company’s stockholders. The term of the Plan shall be 10 years from the date of such adoption by the Board, subject to Section 16.3 hereof.

               Section 16.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

               Section 16.3 Termination. The Plan shall terminate on March 29, 2022, which is the date immediately preceding the tenth anniversary of the date of the Plan’s adoption by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

THE ULTIMATE SOFTWARE GROUP, INC.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2012.

Vote by Internet Go to www.envisionreports.com/ULTI Or scan the QR code with your smartphone Follow the steps outlined on the secure website
Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
A	Proposals	—	The Board of Directors recommends a vote FOR all the director nominees, FOR proposals 2, 3 and 4 and AGAINST proposal 5.

1.	To elect three directors to serve until the 2015 Annual Meeting.
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	For	Withhold		For	Withhold		For	Withhold

01 - Marc D. Scherr	☐	☐	02 - James A. FitzPatrick, Jr.	☐	☐	03 - Rick A. Wilber	☐	☐

		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

		For	Against	Abstain

4.	To approve the Amended and Restated 2005 Equity and Incentive Plan as proposed to be amended.	☐	☐	☐

		For	Against	Abstain

3.	Say on Pay - To approve by non-binding advisory vote the compensation paid to the Company’s named executive officers.	☐	☐	☐

		For	Against	Abstain

5.	Stockholder proposal regarding majority voting in director elections.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
Proxy — The Ultimate Software Group, Inc.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoints Mitchell K. Dauerman and Vivian Maza, with full power of substitution, as proxies to represent and vote, as designated herein, all the shares of common stock, par value $0.01, of The Ultimate Software Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 2000 Ultimate Way, Weston, Florida, on Friday, May 18, 2012, at 10:00 a.m. (EDT), and at any adjournment thereof (the “Annual Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company prior to the Annual Meeting or shall vote in person at the Annual Meeting.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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Vote by Internet Go to www.envisionreports.com/ULTI Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Stockholder Meeting Notice
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on May 18, 2012
Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K to stockholders are available at:

www.envisionreports.com/ULTI

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/ULTI to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 7, 2012 to facilitate timely delivery.

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Stockholder Meeting Notice

The Ultimate Software Group, Inc. Annual Meeting of Stockholders will be held on May 18, 2012 at 2000 Ultimate Way, Weston, FL 33326 at 10:00 a.m. EDT.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all the director nominees, FOR proposals 2, 3 and 4 and AGAINST proposal 5:
1.	To elect three directors to serve until the 2015 Annual Meeting – Marc D. Scherr, James A. FitzPatrick, Jr. and Rick A. Wilber
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.
3.	To approve by non-binding advisory vote the compensation paid to the Company’s named executive officers.
4.	To approve the Amended and Restated 2005 Equity and Incentive Plan as proposed to be amended.
5.	Stockholder proposal regarding majority voting in director elections.

PLEASE NOTE –YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or by telephone (call toll free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico) or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. For directions to the meeting, please call 954-331-7369.

Here’s how to order a free copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→	Internet – Go to www.envisionreports.com/ULTI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send email to investorvote@computershare.com with “Proxy Materials The Ultimate Software Group, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 7, 2012.